EX-10.149

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                                 LOAN AGREEMENT
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                         Dated as of September 25, 2002

                                     Between

                      BLUEGREEN CORPORATION OF THE ROCKIES,
                             a Delaware corporation,

                           BLUEGREEN GOLF CLUBS, INC.,
                             a Delaware corporation,

                     BLUEGREEN PROPERTIES OF VIRGINIA, INC.
                             a Delaware corporation,

                          BLUEGREEN SOUTHWEST ONE, L.P.
                       a Delaware limited partnership, and

                                 the "Borrower"

                                       and

                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation

                                  the "Lender"
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                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS ....................................................  2

Section 1.1  Certain Defined Terms ..........................................  2
Section 1.2  Other Definitional Provisions .................................. 16

ARTICLE II   THE LOAN ....................................................... 17

Section 2.1  Agreement to Lend and Borrow; Evidence of Indebtedness
             and Maturity ................................................... 17
Section 2.2  Disbursements of the Loan ...................................... 17
Section 2.3  Commitment Fees ................................................ 17
Section 2.4  No Reduction in Commitment Fee ................................. 18
Section 2.5  Interest ....................................................... 18
Section 2.6  Interest Rate Limitation ....................................... 18
Section 2.7  Repayment of Principal ......................................... 19
Section 2.8  Prepayment of the Loan ......................................... 20
Section 2.9  Payments ....................................................... 20
Section 2.10 Applications of Payments; Late Charges and Default Rate ........ 20
Section 2.11 Approval Period ................................................ 21
Section 2.12 Extension ...................................................... 21
Section 2.13 Revolving Nature of Loan ....................................... 22
Section 2.14 Security ....................................................... 22

ARTICLE III  APPROVAL OF PROJECTS; DISBURSEMENTS OF THE LOAN ................ 23

Section 3.1  Project Approvals; Project Commitments and Project Documents ... 23
Section 3.2  Project Closings ............................................... 23
Section 3.3  Disbursements .................................................. 24
Section 3.4  Provisions Applicable to All Disbursements ..................... 27
Section 3.5  Application of Disbursements ................................... 28
Section 3.6  The Lender May Make Disbursement Notwithstanding
             Noncompliance .................................................. 28

ARTICLE IV   REPRESENTATIONS AND WARRANTIES ................................. 29

Section 4.1  Consideration .................................................. 29
Section 4.2  Organization ................................................... 29
Section 4.3  Authorization .................................................. 29
Section 4.4  Governmental Consents .......................................... 29
Section 4.5  Validity ....................................................... 30
Section 4.6  Financial Position ............................................. 30
Section 4.7  Governmental Regulations ....................................... 30
Section 4.8  Employee Benefit Plans ......................................... 30
Section 4.9  Securities Activities .......................................... 30
Section 4.10 No Material Adverse Change ..................................... 30
Section 4.11 Payment of Taxes ............................................... 31
Section 4.12 Litigation ..................................................... 31


                                       i
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Section 4.13 Environmental Matters .......................................... 31
Section 4.14 No Burdensome Restrictions ..................................... 32
Section 4.15 Full Disclosure ................................................ 32
Section 4.16 Adequate Consideration ......................................... 32

ARTICLE V    COVENANTS OF THE BORROWER ...................................... 33

Section 5.1  Consideration .................................................. 33
Section 5.2  Reporting Requirements ......................................... 33
Section 5.3  Borrower's Operations and Management ........................... 35
Section 5.4  Insurance ...................................................... 36
Section 5.5  Financial Covenants ............................................ 37
Section 5.6  Sole Lender; No Transfers ...................................... 38
Section 5.7  Further Assurances ............................................. 38

ARTICLE VI   THE PROJECTS ................................................... 39

Section 6.1  Consideration .................................................. 39
Section 6.2  Title to Project ............................................... 39
Section 6.3  No Prior Liens or Claims ....................................... 39
Section 6.4  Access to the Project .......................................... 40
Section 6.5  Compliance with Project Requirements and Laws and Regulations .. 40
Section 6.6  Covenants, Zoning, Codes, Permits and Consents ................. 40
Section 6.7  Utilities ...................................................... 40
Section 6.8  Map, Permits. Licenses and Approvals ........................... 41
Section 6.9  Approval of Plans and Specifications and Approval of Budget .... 41
Section 6.10 Construction Start and Completion .............................. 41
Section 6.11 Personal Property Incorporation ................................ 42
Section 6.12 Contractors and Contracts ...................................... 42
Section 6.13 Evidence of Ownership of Materials ............................. 42
Section 6.14 Changes to Plans and Specifications and Budget ................. 42
Section 6.15 Lender Inspections, Appraisal and Information .................. 43
Section 6.16 Correction of Defects .......................................... 43
Section 6.17 Protection Against Lien Claims ................................. 43
Section 6.18 Conveyance, Lease or Encumbrance ............................... 44
Section 6.19 Golf Courses ................................................... 44
Section 6.20 Security Instruments ........................................... 45
Section 6.21 Further Assurances; Cooperation ................................ 45
Section 6.22 Negative Covenants ............................................. 45
Section 6.23 Signs .......................................................... 46

ARTICLE VII  SALES OF LOTS AND GOLF PARCELS AND RELEASES FROM DEED
             OF TRUST ....................................................... 47

Section 7.1  Sales Operations and Seller's Obligations ...................... 47
Section 7.2  Releases from Lien of Deed of Trust ............................ 47


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ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES ................................. 49

Section 8.1  Events of Default .............................................. 49
Section 8.2  Remedies ....................................................... 52
Section 8.3  Authorization to Apply Assets to Payment of Loan ............... 55

ARTICLE IX   MISCELLANEOUS .................................................. 56

Section 9.1  Successors and Assigns; No Assignment by the Borrower .......... 56
Section 9.2  Notices ........................................................ 56
Section 9.3  Borrower's Representative ...................................... 57
Section 9.4  Changes, Waivers, Discharge and Modifications in Writing ....... 58
Section 9.5  No Waiver; Remedies Cumulative ................................. 58
Section 9.6  Costs, Expenses and Taxes ...................................... 59
Section 9.7  Disclaimer by the Lender; No Joint Venture ..................... 59
Section 9.8  Indemnification ................................................ 60
Section 9.9  Consultants .................................................... 61
Section 9.10 Governing Law .................................................. 61
Section 9.11 Titles and Headings ............................................ 61
Section 9.12 Counterparts ................................................... 61
Section 9.13 The Lender's Rights with Respect to Loan ....................... 61
Section 9.14 Confidentiality ................................................ 61
Section 9.15 Time is of the Essence ......................................... 62
Section 9.16 No Third Parties Benefited ..................................... 62
Section 9.17 Severability ................................................... 62
Section 9.18 Jurisdiction ................................................... 62
Section 9.19 Waiver of Jury Trial ........................................... 63
Section 9.20 Interpretation ................................................. 63
Section 9.21 Destruction of Note ............................................ 63
Section 9.22 Entire Agreement ............................................... 64

EXHIBIT A CONDITIONS TO OBLIGATION OF THE LENDER TO MAKE THE LOAN .......... A-i

EXHIBIT B PROJECT REQUIREMENTS ............................................. B-i

EXHIBIT C PROJECT UNDERWRITING DOCUMENTS ................................... C-i

EXHIBIT D FORM OF PROJECT COMMITMENT ....................................... D-i

EXHIBIT E FORM OF DRAW REQUEST CERTIFICATION ............................... E-i

EXHIBIT F FORM OF INVENTORY PROJECT COST DETAIL
             REPORT (IN230DTL) ............................................. F-i

EXHIBIT G FORM OF INVENTORY PROJECT COST REPORT (IN230) .................... G-i

EXHIBIT H FORM OF INVENTORY REPORT (GL592) ................................. H-i


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

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Loan Agreement") is made as of September 25, 2002 by and between BLUEGREEN CORPORATION OF THE ROCKIES, a Delaware corporation, BLUEGREEN GOLF CLUBS, INC., a Delaware corporation, BLUEGREEN PROPERTIES OF VIRGINIA, INC., a Delaware corporation, and BLUEGREEN SOUTHWEST ONE, L.P., a Delaware limited partnership, (collectively and jointly and severally, the "Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS:

      A. The Borrower has applied to the Lender for a revolving loan in the principal amount of $50,000,000.00 (the "Loan") to finance various residential acquisition and development projects which the Borrower anticipates undertaking.

      B. The Lender is willing to make the requested loan upon and subject to the terms and conditions set forth in this Loan Agreement.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:


                                       1
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ARTICLE I DEFINITIONS

Section 1.1 Certain Defined Terms

As used herein (including any Exhibits attached hereto), the following terms have the meanings set forth below (unless expressly stated to the contrary):

"ABF Collateral" means the Lots and Golf Parcels and all personal property and fixtures located thereon or associated therewith which secure the Loan.

"ABF Disbursement Amount" means, on any date of determination, as determined by Lender, the amount of the Loan available to be disbursed with respect to the ABF Collateral, which amount will be equal to the difference of:

      (a) the lesser of:

            (1) the Loan Amount;

            (2) the total for all Projects of, for each Project, the lesser of 65% of the ABF Value and 60% of the Value; and

            (3) 65% of the Approved Costs spent by the Borrower

minus

      (b) the ABF Outstanding Amount.

"ABF Outstanding Amount" means, on any date of determination, the principal amount of the Loan which the Lender has determined is outstanding with respect to the ABF Collateral.

"ABF Value" means, on any date of determination by the Lender, the sum total of, for each Project, 75% of the Schedule A Value of the Lots; provided, however, that (i) Golf Parcels will remain as part of the ABF Collateral until released in accordance with the terms of the Loan Documents; and (ii) only that portion of the ABF Value of any Project that equals 25% or less of the ABF Value for all Projects will be considered the ABF Value of that Project.

"Addendum to Note" means the Addendum to Note that a Project Owner will be required to sign if such Project Owner is not already a Borrower, as the same may be amended or otherwise modified from time to time.

"Affiliate" means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person.

"Anniversary Date" means September 30, 2003 and the same day of each succeeding year during the term of the Loan.


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"Appraisal Report" means, with respect to a Project, a real estate appraisal report which (i) has been prepared by an Appraiser, (ii) at the time it is submitted to the Lender is not more than 3 months old, or was updated by letter not more than 3 months prior to the date of submission to the Lender, (iii) states that it is prepared in accordance with the applicable standards of the American Institute of Real Estate Appraisers for such reports, (iv) provides an appraisal of the Value of the Project or portion thereof required to be appraised thereunder, and (v) employs a customary methodology and provides limiting conditions satisfactory to the Lender.

"Appraiser" means, with respect to a Project, a Person who is qualified to appraise property similar in size and scope to the Project which such Person is acceptable to the Lender in its sole and absolute discretion.

"Approved Costs" means the amount spent by the Borrower with respect to the categories of costs in the Budget identified by the Lender as approved costs, which shall include Land acquisition costs (including reasonable closing costs actually paid to unaffiliated third parties), acquisition commissions, capitalized interest, and hard development costs (including engineering and architectural costs, permit and impact fees, and bonding costs), but shall exclude soft costs such as marketing costs, advertising costs, Borrower's overhead costs, and carrying costs.

"Approval Period" means the period during which new projects will be considered for approval for funding from proceeds of the Loan, which period will commence on the date of this Loan Agreement and will end on the Approval Period Termination Date.

"Approval Period Termination Date" means the second Anniversary Date, as such date may be extended pursuant to the terms of Section 2.12.

"Assignment" means, with respect to a Project, that certain Assignment of Construction Items previously executed or to be executed by the Borrower in favor of the Lender, as the same may be amended or otherwise modified from time to time.

"Borrower" means, initially, Bluegreen Corporation of The Rockies, Bluegreen Golf Clubs, Inc., Bluegreen Properties of Virginia, Inc., and Bluegreen Southwest One, L.P., together with all Project Owners, jointly and severally.

"Borrower's Certificate" means the Borrower's calculation of the ABF Disbursement Amount based on the Schedule A Value or the Value and the Approved Costs spent for each Project, substantially in the form of Schedule 1 to the Draw Request Certification.

"Budget" means, with respect to a Project, the itemized budget for the acquisition of the Land and the Development Work for such Project, submitted to and approved by the Lender, and attached as Schedule 1 to the Project Commitment (together with the Schedule A Values) as such budget may be amended in accordance with the provisions of this Loan Agreement.

"Business Day" means a day other than Saturday, Sunday or a day on which national banks are legally closed for business in the States of Minnesota and Florida and Illinois.


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"Change" means, with respect to a Project, any material extra work not contemplated by the Plans and Specifications, the installation of materially additional or different materials from that set forth in the Plans and Specifications, or any other material change in the Plans and Specifications.

"Commitment Fee" means the annual fee the Borrower is required to pay to the Lender during the period from the date of this Loan Agreement through the Maturity Date, which fee is an annual amount, payable in advance on the dates set forth in Section 2.3, equal to 0.33% per annum of the Loan Amount.

"Construction Agreements" means, with respect to a Project, all agreements entered into between the Borrower and any contractor, architect, engineer, supplier or other Person with respect to the development of the Project, as such agreements may be amended or otherwise modified from time to time in accordance with the Loan Agreement.

"Debt" means, for any Person, without duplication, the sum of the following:

            (1) indebtedness for borrowed money,

            (2) obligations evidenced by bonds, debentures, notes or other similar instruments,

            (3) obligations to pay the deferred purchase price of property or services,

            (4) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases,

            (5) obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property,

            (6) obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument,

            (7) indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset),

            (8) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
      (1) through (7) above, and

            (9) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

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"Deed of Trust" means, with respect to a Project, that certain Construction Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents, Proceeds and Agreements previously executed or to be executed by the Borrower, or the applicable Project Owner, as trustor, for the benefit of the Lender, as the same may be amended or otherwise modified from time to time, including but not limited to modifications made by means of Deed of Trust Modifications.

"Deed of Trust Modification" means, with respect to any Deed of Trust, a modification agreement entered into between the Borrower or the Project Owner, as applicable, and the Lender, modifying the terms and conditions of the Deed of Trust in order to (i) add to the lien of the Deed of Trust Additional Lots, or
(ii) make such other modifications to the Deed of Trust as the Lender shall require from time to time.

"Development Work" means, with respect to a Project, the work of development to be performed on or with respect to the Land (including, without limitation, the installation of utilities, roads and all related on-site and off-site improvements) as set out in the Project Commitment, (i) in connection with the development of the Land into Finished Lots upon which construction of Homes may commence, all of which work and construction will be completed by or on behalf of the Borrower in accordance with the Plans and Specifications, but will not include the Homes, and/or (ii) the construction of amenities (including, without limitation, club houses and equipment structures) on Golf Parcels.

"Draw Request Certification" means a certification of the Borrower delivered to the Lender substantially in the form of Exhibit E.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

"Environmental Indemnity" means that certain Hazardous Substances Remediation and Indemnification Agreement dated as of the date hereof executed by the Borrower and the Guarantor in favor of the Lender, as the same may be amended or otherwise modified from time to time.

"Event of Default" means the occurrence, after any applicable grace period, of any of the events listed in Section 8.1.

"Finished Lot" shall mean a Lot on which the Development Work is completed and as to which Borrower is entitled to receive a building permit for the construction of a Home in due course upon filing of a permit application, but upon which no construction of a Home has been commenced.

"Force Majeure Event" means fire, flood, labor dispute, weather, governmental action or other cause beyond the reasonable control of the Borrower that delays the Development Work.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession prevalent in the United States of America.

"Golf Parcel" means any portion of Land developed or to be developed as a golf course, together with related amenities including, without limitation, club houses and equipment structures.

"Gross Selling Price" is the amount set forth in a sales agreement as the total amount to be paid to the Borrower for a Lot or Golf Parcel, including but not limited to, the base sales price for such Lot plus any lot premium and deposit paid by the purchaser, less any developer concessions and the cost of golf memberships included in the Gross Selling Price.

"Guarantor" means Bluegreen Corporation, a Massachusetts corporation.

"Guaranty" means that certain Guaranty Agreement of even date herewith executed by the Guarantor in favor of the Lender, as the same may be amended or otherwise modified from time to time.

"Hazardous Materials" means the following:

            (1) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

            (2) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

            (3) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Hazardous Material Laws; and

            (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law.

"Hazardous Materials Claims" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

"Hazardous Materials Laws" means any federal, state or local laws, ordinances and the regulations, policies or publications promulgated pursuant thereto relating to (i) the environment, (ii) health and safety, (iii) any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), (iv) industrial hygiene or
(v) environmental conditions on, under or about property, including, without limitation, soil and groundwater conditions; including, but not limited to, the following, as now or hereafter amended:

            (1) Federal Statutes: the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Clean Water Act, 33 U.S.C. Section 7401, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 11001, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
      Section 1251, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f to 300j; the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq.; and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; all as amended from time to time;

            (2) Colorado Statutes and Regulations: Colo. Rev. Stat. ("C.R.S.") Sections 25-7-101 et seq., and associated regulations at 5 Code of Colorado Regulations ("CCR") Sections 1001-1 et seq.; C.R.S. Sections 2-8-101 et seq., and associated regulations at 5 CCR Sections 1002-21 et seq., 1003-1 et seq.; C.R.S. Sections 25-15-101 et seq. and associated regulations at 6 CCR Section 1007-3 et seq.; C.R.S. Section 25-16-101 and associated regulations at 6 CCR Sections 1007-2 et seq.; C.R.S. 25-16.5-101 et seq., all as amended from time to time;

            (3) North Carolina General Statutes: Sections 143-215.77, and 130A-310, all as amended from time to time;

            (4) Texas Code Sections: the Texas Natural Resources Code; the Texas Water Code; the Texas Health and Safety Code; and the Uniform Fire Code, as adopted by and now or hereafter in effect in the State of Texas or any governmental authority therein, all as amended from time to time; and

            (5) Virginia Code Sections: 10.1-1300 et seq., 10.1-1400 et seq., 10.1-2500 et seq., 21-287, 21-288, 21-364, 32.1-27, 32.1-164, 32.1-176,
      44-146.37, 62.1-44.2 et seq., 62.1-194.1, 62.1-252, and 62.1-270, all as
      amended from time to time.

"Homes" means, with respect to a Project, the single family residences, condominium homes and/or attached townhouses that will be constructed by third parties on the Finished Lots.

"Indemnified Party" means the Lender and any Affiliate of Lender and any successors or assigns of Lender or any such Affiliate and each of their officers, directors, employees, agents, attorneys, consultants and advisors.

"Inspector" means, with respect to a Project, the inspector(s) or engineer(s) engaged by the Lender, at the expense of the Borrower, to provide to Lender consultation services in connection with the Project.

"Interest Due Date" means the 15th calendar day of each month in which the Lender has sent a statement of interest due pursuant to the terms of Section 2.5(b).

"Interest Rate" means the per annum Prime Rate plus 1.0%.

"Inventory Project Cost Detail Report (IN230DTL)" means Borrower's report that shows the detail transactions comprising the Inventory Project Cost Report (IN230) substantially in the form attached hereto as Exhibit F.

"Inventory Project Cost Report (IN230)" means Borrower's report that shows, for each Project, the current estimated Approved Costs by category and the amount spent to date by the Borrower in performing the Development Work substantially in the form attached hereto as Exhibit G. The Borrower must generate and deliver such report to the Lender in connection with each request for Lender to determine the ABF Disbursement Amount and at any other time that Lender requests.

"Inventory Report (GL592)" means Borrower's report showing, for each Project, the Schedule A Value of the remaining Lots, the projected sales value of each remaining Golf Parcel, the remaining gross inventory, the remaining net inventory and the open, sold and closed Lot counts substantially in the form attached hereto as Exhibit H.

"Land" means, with respect to a Project, that certain real property which is suitable for and substantially entitled for the construction of Homes or a Golf Parcel thereon and related on and off-site improvements and upon which the Borrower will perform the Development Work, as such real property is legally described in the Deed of Trust.

"Land Banking" means the practice of acquiring unimproved real property and not commencing the initial phase of development of such real property within 6 months after the date of acquisition.

"Land Speculation" means the practice of acquiring either (i) unimproved real property and reselling such real property without adding value by development of such real property, or (ii) real property for which a plat has not been obtained or which is not substantially entitled for the development of a residential project.

"Laws and Regulations" shall mean (i) all laws, regulations, orders, codes, ordinances, rules, statutes and policies of all local, regional, county, state and federal governmental authorities having jurisdiction over a Project and (ii) all restrictive covenants and other title encumbrances, permits and approvals, leases and other rental agreements which in any case relate to the development, occupancy, ownership, management, use, and/or operation of a Project.

"Lender" means Residential Funding Corporation, a Delaware corporation, its successors or assigns.

"Lender's Escrow Instructions" shall mean, with respect to a Project, the escrow instructions issued by the Lender, or the Lender's legal counsel on behalf of the Lender, to the Title Company and accepted in writing by the Title Company, specifying (i) the terms and conditions under which the Title Company may disburse the initial disbursement of the Loan for the Project and (ii) the Lender's requirements with respect to the title insurance policy to be issued with respect to the Project.

"Lender's Release Price" shall mean, with respect to a Project and any parcel of the Land which Borrower requests Lender to release from the lien of the Deed of Trust encumbering such Project, the amount required to be paid to Lender prior to such release, which amount shall equal, (i) the amount specified in Section 2.7(1) (as to Lots) or the amount specified in Section 2.7(2) (as to Golf Parcels) or the amount specified in Section 2.7(3) (as to a Project respecting which there is a Project Specific Default), plus (ii) any past due interest or fees owed to the Lender pursuant to the terms of the Loan Documents.

"Loan" means the revolving loan described in this Loan Agreement in a principal amount not to exceed the Loan Amount.

"Loan Agreement" means this Loan Agreement, as the same may be amended or otherwise modified from time to time in accordance with the terms hereof.

"Loan Amount" shall mean $50,000,000.00.

"Loan Documents" means, as to the Loan, all documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, financing statements, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor's consent agreements, lender's title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, and architect's consent agreements to be executed (and acknowledged where applicable) by the Borrower, the Guarantor and/or the Lender (where applicable), all in connection with the Lender making the Loan to the Borrower as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement. The Loan Documents will include, but not be limited to, the following:

            (5) this Loan Agreement;

            (6) the Note;

            (7) the Guaranty;

            (8) the Environmental Indemnity; and

            (9) the Project Documents.

"Lots" shall mean, with respect to a Project, the tracts of real property within the Land comprising such Project, including all Additional Lots, that have been or will be developed for the subsequent construction thereon of Homes. With respect to Projects consisting of condominium homes, Lots shall include the undivided interest in the Land associated with each condominium home.

"Map" shall mean, with respect to a Project, a final subdivision or parcel map consistent with the Plans and Specifications and with the Laws and Regulations.

"Material Adverse Change" means any material and adverse change in, or a change which has a material adverse effect upon, any of:

            (10) the business, properties, operations or condition (financial or otherwise) of any entity comprising the Borrower or of the Guarantor which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) the Guarantor failing to comply with any of the financial covenants contained in Section 5.5 or
      (ii) the inability of the Guarantor or of any entity comprising the Borrower to perform its or their respective obligations pursuant to the terms of the Loan Documents; or

            (11) the legal or financial ability of any entity comprising the Borrower or of the Guarantor to perform its or their respective obligations under the Loan Documents and to avoid any Potential Default or Event of Default; or

            (12) the legality, validity, binding effect or enforceability against any entity comprising the Borrower or against the Guarantor of any Loan Document.

"Maturity Date" means the first to occur of (i) September 30, 2006 which is the date approximately 4 years from the date of this Loan Agreement (as such date may be extended in writing by the Lender and the Borrower from time to time), or
(ii) the date on which the Loan is required to be repaid pursuant to Section
8.2.

"Net Worth" means (i) total assets, as would be reflected on a balance sheet prepared on a consolidated basis and in accordance with GAAP, consistently applied, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus
(ii) total liabilities, as would be reflected on a balance sheet prepared on a consolidated basis and in accordance with GAAP consistently applied.

"Note" means that certain Revolving Promissory Note dated of even date herewith and executed by the Borrower, as maker, and made payable to the order of the Lender, as holder, in the amount of $50,000,000.00 and maturing on the Maturity Date, to evidence the Loan, as such Revolving Promissory Note may be amended or otherwise modified from time to time.

"Permitted Exceptions" means, with respect to a Project, (i) real estate taxes and assessments not yet due and payable and possible supplemental assessments for improvements constructed on the Land, (ii) exceptions to title which are approved in writing by the Lender (including such easements, dedications, covenants and such which Lender consents to in writing after the date of this Loan Agreement), and (iii) the exceptions set forth in the Title Policy.

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Plans and Specifications" means, with respect to a Project, the final set of architectural, structural, mechanical, electrical, grading, sewer, water, street and utility plans and specifications for the Development Work to be included within such Project, including all supplements, amendments and modifications thereto signed and affixed with the architect's registration stamp or seal, all in form and substance reasonably satisfactory to the Lender and the Inspector.

"Potential Default" means the existence of any event, which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder or an event of default (however described) under any other of the Loan Documents.

"Prepayment Price" shall mean an amount equal to (i) the principal amount of the Loan to be prepaid, as requested by the Borrower, with no premium thereon, plus
(ii) all accrued interest to the date of prepayment on the principal amount prepaid.

"Prime Rate" means the rate that is indicated in the Telerate as the prime lending rate announced from time to time by Bank One, National Association, a national banking association, as in effect from time to time, it being understood that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. In the event that such rate is no longer shown in the Telerate, the Borrower and the Lender will agree on a substitute source for determining the prime lending rate of Bank One, National Association.

"Project" means any acquisition and/or development project as to which the Lender has issued a Project Commitment and made proceeds of the Loan available for disbursement, which such project shall include (i) the Land and (ii) the Development Work to be completed on the Land.

"Project Commitment" means, with respect to a Project, the project commitment issued by the Lender to the Borrower for the Project, wherein the Lender agrees, subject to the terms and conditions of such project commitment and the other Loan Documents, to make proceeds of the Loan available for the Project. The Project Commitments will be substantially in the form of Exhibit D.

"Project Concentration Limitation" means that, for any Project, at the time of determination:

      (c) the ABF Value may not exceed 25% of the ABF Value for all Projects;

      (d) the Value may not exceed 25% of the Value for all Projects; and

      (e) the Approved Costs spent may not exceed 25% of the Approved Costs spent for all Projects.

"Project Documents" means, with respect to a Project, all documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, financing statements, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor's consent agreements, lender's title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, and architect's consent agreements previously executed or to be executed (and acknowledged where applicable) by any of the entities comprising the Borrower, by the Guarantor and/or the Lender (where applicable), all in connection with the Lender making proceeds of the Loan available to the Borrower for the Project, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement. The Project Documents will include, but not be limited to, the following:

            (1) the Project Commitment;

            (2) the Deed of Trust;

            (3) the Assignment;

            (4) in the event the Project is to be owned by a new Project Owner, the Addendum to Note;

            (5) the UCC Financing Statement;

            (6) the Plans and Specifications;

            (7) the Lender's Escrow Instructions; and

            (8) the Title Policy.

The Project Documents will include those forms of documents, instruments, agreements, assignments and certificates which the Lender approves at the time of its execution and delivery of this Loan Agreement, as evidenced by a written certificate executed by the Borrower and the Lender. The forms of the Project Documents may be supplemented or amended from time to time to add or amend form Project Documents approved by the Lender.

"Project Owner" means the Person who owns a particular Project or Projects, and which Person must also be a Borrower.

"Project Requirements" means, for any project proposed to be included as a Project pursuant to the terms of this Loan Agreement, the requirements listed in Exhibit B.

"Project Security Instruments" means, with respect to a Project, all pledge agreements, guaranties, deeds of trust, mortgages, security agreements, assignments and other agreements or instruments previously executed or to be executed by the Borrower and/or the Guarantor granting in favor of the Lender a lien or encumbrance on or a security interest in any property or right or interest of the Borrower and/or the Guarantor as security for the Loan, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement, including but not limited to the following:

            (9) the Deed of Trust;

            (10) the UCC Financing Statement; and

            (11) the Assignment.

"Project Specific Default" means a default under the Loan related to the development, operation or management of a particular Project or to a particular entity forming Borrower, which default is identified in one or more of Section 8.1(10) and Section 8.1(14) through Section 8.1(19).

"Project Underwriting Documents" means, for any project proposed to be included as a Project pursuant to the terms of this Loan Agreement, the documents listed in Exhibit C and any other documents relating to the proposed project which the Lender requests, all in form and substance satisfactory to the Lender.

"Schedule A Value" means the reasonable value assigned by the Borrower to a Lot in a Project, and submitted to the Lender for approval as Schedule A to the Budget with all other documents regarding a proposed Project and approved by the Lender.

"Title Insurance Company" means First American Title Company or such other title insurance company acceptable to the Lender.

"Title Policy" means, with respect to a Project, that certain policy of title insurance accepted by the Lender for the Project, which policy of title insurance shall:

            (12) be issued in the amount specified by the Lender in the Lender's Escrow Instructions;

            (13) be issued by the Title Insurance Company;

            (14) insure the Lender that the applicable Deed of Trust is an enforceable first lien against marketable fee simple title to the Project, subject only to Permitted Exceptions;

            (15) provide mechanics' lien coverage;

            (16) have all standard exceptions deleted therefrom; and

            (17) comply with the applicable requirements of Schedule 1 to Exhibit B.

"Transfer" means the occurrence of any of the following:

      (f) with respect to any Project and/or any entity comprising the Borrower,

            (1) any sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security title, encumbrance or other disposition of any kind of the Project, or any other transaction the result of which is, directly or indirectly, to divest the Borrower of any portion of its title to or interest in the Project, voluntarily or involuntarily, other than transfers and sales of the Lots and Golf Parcels in the ordinary course of business, it being the express intention of the Borrower and the Lender that the Borrower is prohibited from granting to any Person a lien or encumbrance upon a Project (other than Permitted Encumbrances), regardless of whether such lien is senior or subordinate to the Lender's lien;

            (2) any sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security title, encumbrance or other disposition of any kind of any other collateral for the Loan, or any other transaction the result of which is, directly or indirectly, to divest the Borrower of any portion of its title to or interest in such collateral, voluntarily or involuntarily, it being the express intention of the Borrower and the Lender that the Borrower is prohibited from granting to any Person a lien or encumbrance upon such other collateral, regardless of whether such lien is senior or subordinate to the Lender's lien;

            (3) any merger, consolidation or dissolution involving the Borrower;

            (4) the sale or transfer of a majority of the assets of the Borrower;

      (g) with respect to any Borrower which is a corporation:

            (1) the transfer of any portion of the voting stock of the Borrower;

            (2) the transfer of any portion of the voting stock of any corporation which is the direct or indirect owner of 10% or more of the voting stock of the Borrower;

            (3) the transfer of any partnership interest in any partnership which is the direct or indirect owner of 10% or more of the voting stock of the Borrower; or

            (4) the transfer of any membership interest in any limited liability company which is the direct or indirect owner of 10% or more of the voting stock of the Borrower;

      (h) with respect to any Borrower which is a partnership:

            (1) any merger, consolidation or dissolution involving the general partner of the Borrower;

            (2) the sale or transfer of a majority of the assets of any general partner of the Borrower;

            (3) the transfer of any general partnership interest in the Borrower to another Person;

            (4) with respect to any general partner of the Borrower which is a corporation, the transfer of any portion of the voting stock of such general partner to another Person;

            (5) with respect to any general partner of the Borrower which is a general partnership or limited partnership, the transfer of any partnership interest of such general partner to another Person;

            (6) with respect to any general partner of the Borrower which is a limited liability company, the transfer of any membership interest of such general partner to another Person;

            (7) the conversion of any general partnership interest of the Borrower to a limited partnership interest; or

            (8) the addition of any general partner or limited partner to the Borrower;

      (i) with respect to any Borrower which is a limited liability company:

            (1) any merger, consolidation or dissolution involving the managing member of the Borrower;

            (2) the sale or transfer of a majority of the assets of any managing member of the Borrower;

            (3) the transfer of any managing member interest in the Borrower to another Person;

            (4) with respect to any managing member of the Borrower which is a corporation, the transfer of any portion of the voting stock of such managing member to another Person;

            (5) with respect to any managing member of the Borrower which is a general partnership or limited partnership, the transfer of any partnership interest of such general partner to another Person;

            (6) with respect to any managing member of the Borrower which is a limited liability company, the transfer of any membership interest of such general partner to another Person;

            (7) the conversion of any managing member interest of the Borrower to a non-managing member interest; or

            (8) the addition of any managing member or member to the Borrower.

"UCC Financing Statement" means, with respect to a Project, any UCC financing statement, whether executed or not by the applicable Project Owner, naming such Project Owner, as debtor, in favor of the Lender, as secured party, in connection with the Lender making proceeds of the

Loan available to the Borrower for the Project, as such UCC financing statement may be amended or otherwise modified from time to time with or without Project Owner's signature.

"Value" means 75% of the value which an Appraiser assigns to a Project or any part thereof as to which a value is being determined, as set forth in an Appraisal Report and based upon the following:

            (9) the value of the Land or any part thereof which is part of a Project shall be determined based on the as-is value of the Land and the Development Work; and

            (10) the value of any Lot or Golf Parcel sold or under contract to be sold pursuant to a sales agreement shall be determined based upon the Gross Selling Price set forth in the applicable sales agreement.

Section 1.2 Other Definitional Provisions

      (a) Accounting terms not defined herein will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein will control.

      (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Loan Agreement will refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

      (c) In this Loan Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

ARTICLE II THE LOAN

Section 2.1 Agreement to Lend and Borrow; Evidence of Indebtedness and Maturity

      (a) The Lender agrees, on the terms and conditions hereinafter set forth, to make the Loan to the Borrower for the purpose of providing financing for Projects; provided however, that the obligation of the Lender to make the Loan is conditioned upon the Lender's receipt of the documents set forth in Exhibit A attached hereto. The Borrower will repay the Loan pursuant to Section 2.7, may prepay the Loan pursuant to Section 2.8 and may reborrow proceeds of the Loan pursuant to this Section 2.1(a) and Section 2.13.

      (b) Concurrent with the execution and delivery of this Loan Agreement, the Borrower will execute and deliver to the Lender the Note, evidencing the indebtedness incurred by the Borrower pursuant to the terms of this Loan Agreement.

      (c) The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under the terms of the Loan Documents, will be due and payable on the Maturity Date.

Section 2.2 Disbursements of the Loan

      The Lender shall make disbursements of the Loan in accordance with and subject to the terms of Article III hereof.

Section 2.3 Commitment Fees

      (a) The Borrower shall pay to the Lender the annual Commitment Fee for each annual period in which the Commitment Fee is required to be paid on or before the first day of the applicable annual period.

      (b) The Commitment Fee shall be paid as follows:

            (1) upon execution and delivery of this Loan Agreement, the Borrower shall pay (A) the initial annual payment of the Commitment Fee, plus (B) the amount of $458.33 per day from the date of execution and delivery of this Loan Agreement through September 30, 2002; and

            (2) subsequent annual payments of the Commitment Fee shall be paid upon each Anniversary Date.

      (c) If the Borrower fails to pay any Commitment Fee as required under this
Section 2.3 in a timely manner, the Borrower hereby authorizes the Lender to disburse to itself proceeds of the Loan to pay such Commitment Fee. The Lender in its sole discretion (but without any obligation to do so) may make such disbursements notwithstanding the existence of an Event of Default or Potential Default. Such disbursements will be added to the outstanding principal balance of the Loan. The authorization hereby granted is irrevocable, and no further direction or authorization from the Borrower is necessary for the Lender to make such disbursements. If the Lender disburses to itself Loan proceeds to pay itself a Commitment Fee without first having received a request from the Borrower to make such a disbursement, then the Lender shall send to the Borrower a statement that shows the amount of Loan proceeds disbursed to pay such Commitment Fee and an explanation of the Lender's calculation of the amount.

Section 2.4 No Reduction in Commitment Fee

      The Borrower acknowledges that the Commitment Fees required to be paid to the Lender pursuant to the provisions of Section 2.3 will be due and owing to the Lender in advance for each annual period regardless of whether the Loan remains outstanding for the entire annual period and regardless of whether the Loan Amount is paid in its entirety during such annual period. In the event either the Borrower repays or is required to repay the Loan prior to the end of such annual period, the Borrower will not be entitled to any refund of the Commitment Fee previously paid. Upon termination of this Loan Agreement, no additional Commitment Fees will thereafter be due to the Lender.

Section 2.5 Interest

      (a) The Loan will bear interest from the date of disbursement hereunder on the unpaid principal at an annual rate equal to the Interest Rate.

      (b) On or before the 5th Business Day of each month, commencing with the first month after the Lender has disbursed proceeds of the Loan, the Lender shall send to the Borrower a statement setting forth the amount of interest due for the previous month. The Borrower will pay the interest due for the previous month on or before the Interest Due Date.

Section 2.6 Interest Rate Limitation

      The provisions of this Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever will the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Loan Agreement exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity. In addition, if, from any circumstance whatever, the Lender should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest will be applied as an optional reduction of principal in accordance with the terms of Section 2.10 (or, at the Lender's option, be paid over to the Borrower), and will not be counted as interest.

Section 2.7 Repayment of Principal

      Principal of the Loan will be due and payable as follows:

            (1) Upon the sale of a Lot, the Borrower will repay the principal amount of the Loan in an amount equal to the greater of 55% of the Gross Selling Price or 55% of the Schedule A Value for the Lot.

            (2) Upon the sale of a Golf Parcel, the Borrower will repay a part of the ABF Outstanding Amount based upon the portion of the total amount available under the Loan applicable to the Golf Parcel being sold, which amount shall be calculated in accordance with the following formula:

                                                 (0.65 x GAC)
                   Lender's Release Price = OA x (----------)
                                                 (  DA + OA )

      (where OA=ABF Outstanding Amount, GAC=Approved Costs for such Golf Parcel, and DA=ABF Disbursement Amount.)

In the event that, for any reason, the proceeds from any such sale are insufficient to pay in full the required principal payment, then the Borrower shall, simultaneous with the payment of such proceeds to the Lender, make an additional payment to the Lender from its own funds of an amount equal to the difference between the required principal payment and such proceeds. In no event shall the Borrower make a draw on the Loan to pay to the Lender the required difference.

            (3) Upon a Project Specific Default and so long as there is no other Event of Default or Potential Default, the Borrower may, at its option (but only if exercised prior to the earlier of (i) the Lender's exercise of its remedies under Section 8.2 and (ii) 30 days after the occurrence of the Project Specific Default), repay the portion of the total amount available under the Loan applicable to the Project as to which there is a Project Specific Default, which amount shall be calculated in accordance with the following formula:

                                                ( 0.65 x V )
                    Lender's Release Price = OA (----------)
                                                (  DA + OA )

      (where OA=ABF Outstanding Amount, V=ABF Value of such Project, and DA=ABF Disbursement Amount).

            (4) In the event that the ABF Disbursement Amount is less than $0.00, the Borrower must immediately make a principal repayment in an amount sufficient to eliminate any such deficit within two (2) Business Days after notice from Lender.

            (5) On the Maturity Date, the Borrower will repay the entire remaining principal amount of the Loan.

Section 2.8 Prepayment of the Loan

      The Borrower will have the right to prepay the Loan at any time without premium or penalty, in full or in part at a price equal to the Prepayment Price.

Section 2.9 Payments

      (a) All payments of principal, interest and fees on the Loan must be made to the Lender by federal funds wire transfer as instructed by the Lender in immediately available funds not later than 1:00 p.m. (Minneapolis time) on the dates such payments are to be made. Any payment received after 1:00 p.m. (Minneapolis time) will be deemed received by the Lender on the next Business Day.

      (b) If any payment of principal, interest or fees to be made by the Borrower becomes due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in computing any interest with respect to such payment.

      (c) Throughout the term of the Loan, interest and fees will be calculated on the basis of a 360-day year consisting of 12 months, each month consisting of 30 days.

Section 2.10 Applications of Payments; Late Charges and Default Rate

      (a) Payments received by the Lender pursuant to the terms hereof will be applied in the following manner:

            (1) first, to the payment of all expenses, charges, costs and fees incurred by or payable to the Lender and for which the Borrower is obligated pursuant to the terms of the Loan Documents;

            (2) second, to the payment of all interest accrued to the date of such payment, except that the payments made pursuant to Section 2.7(1) through Section 2.7(5) will be applied to the payment of principal in accordance with subparagraph (3) below and not to the payment of interest; and

            (3) third, to the payment of principal.

      Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, all amounts received by the Lender from any party will be applied in such order as the Lender, in its sole discretion, may elect.

      (b) If any installment of interest and/or the payment of principal is not received by the Lender within 5 Business Days after the due date thereof, then in addition to the remedies conferred upon the Lender pursuant to Section 8.2 hereof and the other Loan Documents, the Lender may elect to assess a late charge of 4% of the amount of the installment due and unpaid, which late charge will be added to the delinquent amount to compensate the Lender for the expense of handling the delinquency. The Borrower and the Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to the Lender of such delinquency. The Borrower acknowledges that during the time that any such amount is in default, the Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Loan Agreement and represents a reasonable estimate of the losses the Lender will incur by reason of late payment. The Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge will not constitute a waiver of the default with respect to the overdue installment, and will not prevent the Lender from exercising any of the other rights and remedies available hereunder.

      (c) Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire unpaid balance of the Note together with accrued and unpaid interest thereon shall bear interest at the Default Rate pursuant to and as defined in Article VIII of the Note.

Section 2.11 Approval Period

      (a) During the Approval Period, Borrower may request that a residential housing subdivision or a phase thereof be approved as a Project for funding from the proceeds of the Loan by complying with the terms and conditions of Section 3.1.

      (b) Commencing on the Approval Period Termination Date, Borrower may not request the approval of new Projects, although proceeds of the Loan will, subject to the other provisions of the Loan Documents, continue to be disbursed with respect to the then existing Projects.

Section 2.12 Extension

      Borrower may, not earlier than 90 days and not later than 45 days prior to the then effective Approval Period Termination Date (as it may be extended from time to time pursuant to this Section 2.12), request in writing that the Approval Period and the Maturity Date each be extended for 12 months, or an increment thereof, or such other time period as proposed by the Borrower. Lender may, in its sole and absolute discretion, consent or not consent to such request by giving written notice thereof to Borrower not less than 30 days prior to the then effective Approval Period Termination Date. If Lender fails to give such notice Lender will be deemed not to have consented to such extension. If the Lender consents to such request, the Approval Period Termination Date and the Maturity Date will each be extended by the time period as agreed to by the parties, from the then effective Approval Period Termination Date and Maturity Date, respectively. In the event of such consent by the Lender, the Borrower and the Guarantor shall execute and deliver to the Lender such amendments or modifications to the Loan Documents as the Lender shall require.

Section 2.13 Revolving Nature of Loan

      The Loan is a revolving loan and any amounts which are repaid may, subject to the terms of the Loan Documents limiting the amounts which may be drawn for any Project and the terms restricting disbursements of proceeds of the Loan, be redrawn.

Section 2.14 Security

      Payment of the Loan by the Borrower and performance of the Borrower's other obligations under the Loan Documents will be secured by the Guaranty and the collateral described in the Project Security Instruments. The Borrower warrants that the Project Security Instruments will create a valid and first-lien position with respect to the Projects, subject only to Permitted Exceptions.

ARTICLE III APPROVAL OF PROJECTS; DISBURSEMENTS OF THE LOAN

Section 3.1 Project Approvals; Project Commitments and Project Documents

      (a) During the Approval Period, the Borrower may submit to the Lender projects proposed to be included as Projects, all pursuant to and in accordance with the terms of this Loan Agreement.

      (b) In order to include a proposed project as a Project, the Borrower must submit to the Lender a complete description of the proposed project, including the Project Underwriting Documents, and evidence that the proposed project complies with the Project Requirements.

      (c) In the event that any Project is to be owned by a Person other than Borrower, the Project Underwriting Documents must specify the Project Owner, which must be a Person which is owned 100% by Borrower. The Project Documents relating to that Project will contain a provision whereby the Project Owner, in addition to Borrower, assumes all of the obligations of Borrower then, or at any time in the future, contained in this Loan Agreement and the other Loan Documents and agrees to be bound by and comply with all the terms hereof and thereof. In such an instance, the Project Underwriting Documents must include
(i) the name of the Project Owner, (ii) the charter and organizational documents for the Project Owner, including such documents as will specify who is to manage the Project Owner, and (iii) such other information as the Lender, in its sole and absolute discretion, will require regarding the Project Owner.

      (d) Upon its receipt of the Project Underwriting Documents, the Lender will have 30 days to review and, in its sole and absolute discretion, approve or disapprove the proposed project as a Project which may be financed from proceeds of the Loan. Upon any such approval, the Lender will issue a Project Commitment with respect thereto and such proposed project will become a Project for purposes of this Loan Agreement.

Section 3.2 Project Closings

      Upon issuance of a Project Commitment with respect to a Project, the Borrower and the Lender shall proceed to execute and deliver the other required Project Documents for such Project and close the transaction, thereafter allowing proceeds of the Loan to be disbursed for such Project. The following shall be the conditions precedent to the closing for each Project:

            (1) The Borrower has delivered to the Lender the Project Underwriting Documents, all the documents described in the Project Commitment, executed originals of the other Project Documents and such other agreements, instruments, certificates and opinions as the Lender requires in connection with such Project.

            (2) The Deed of Trust must be duly recorded and in a first-priority lien position, which first-priority lien positions shall be evidenced and insured by the Title Policy.

            (3) The Lender's security interests in all personal property and any fixtures covered by the Deed of Trust must be duly perfected and in a first-priority lien position.

            (4) All taxes, fees and other charges in connection with the preparation, execution, delivery and recording/filing of the Project Documents have been paid by Borrower. All delinquent taxes, assessments or other governmental charges or liens affecting the Project, if any, have been paid, or if not paid, the Borrower has posted a bond or other security acceptable to the Lender with respect to such unpaid taxes.

            (5) As to any Project Owner for which an opinion of legal counsel has not previously been delivered to the Lender, an opinion in substantially the form required by paragraph (b) of Exhibit A.

            (6) As to any Project Owner for which such resolutions have not previously been delivered to the Lender, a certified copy of the resolutions adopted by the Project Owner authorizing the Project Owner to incur or assume the debt related to the Loan and the Project and authorizing certain officers of the Project Owner to execute and deliver the Project Documents.

Section 3.3 Disbursements

      (a) Provided that no Event of Default or Potential Default exists, and subject to the terms and conditions set forth herein, including the provisions of Section 3.4, the Lender will use its reasonable best efforts to disburse to the Borrower the amount requested relating to the Development Work within 5 Business Days after receipt of a Draw Request Certification meeting the requirements of this Loan Agreement. In the event the Lender is unable to make the disbursement within such time period, the Lender will disburse the proceeds of the Loan as soon thereafter as possible. All disbursements will be delivered to Borrower by federal funds wire transfer as instructed by Borrower.

      (b) Determination of ABF Disbursement Amount. The ABF Disbursement Amount is available for disbursement by the Lender to the Borrower subject to the terms and conditions for disbursement set forth in this Loan Agreement.

            (1) At Borrower's option, but in no event more frequently than once per calendar month, Borrower may request that Lender determine the then-current ABF Disbursement Amount, which request must be accompanied by a then-current:

                  (A) Borrower's Certification;

                  (B) Draw Request Certification;

                  (C) Inventory Report (GL592) for each Project; and

                  (D) Inventory Project Cost Report (IN230) for each Project.

      The Lender may, on any date it determines, deliver a copy of the most recent Inventory Project Cost Report (IN230) to the Inspector. The Inspector may take such actions as the Lender and Inspector deem necessary to verify the status of the ABF Collateral as set forth in such Inventory Project Cost Report (IN230), including random inspections of the Projects to confirm the accuracy of the Inventory Project Cost Report (IN230). The Borrower will take any and all actions requested by the Lender or Inspector to enable the Inspector to make such verifications, including but not limited to taking such actions as are necessary to allow the Inspector access to the Projects. The Lender has the right, at its discretion, to require the Inspector to inspect and evaluate the Projects and the Development Work as the Lender deems appropriate. The Borrower shall pay the costs and fees of one such inspection per Project per calendar quarter; provided, however, if any such inspection shall reveal that the completed Development Work is less than the Borrower's representation to the Lender of the completed Development Work, then the Lender may, in addition to any other remedy, require the Borrower to pay all costs and fees of the Inspector from that point forward.

            (2) Upon receipt of a complete and satisfactory request for determination of the ABF Disbursement Amount, the Lender will determine the ABF Value, and make such adjustments thereto as the Lender determines, all in its sole discretion, based upon, (i) Lots and Finished Lots which have been removed as ABF Collateral, (ii) the Project Concentration Limitation, (iii) a materially detrimental change, in the Lender's reasonable judgment, in the operations or value of a Project which justifies, in the Lender's judgment, that the Project be disregarded for purposes of determining ABF Value, (iv) a Project that is disregarded by the Lender for purposes of determining ABF Value pursuant to Section 6.16, and (v) such other information which the Lender deems relevant.

            (3) Upon determination of the ABF Value, the Lender will determine the ABF Disbursement Amount, taking into account changes in the ABF Value as determined pursuant to Section 3.3(b)(2) above and the ABF Outstanding Amount on any day of determination.

      (c) Date Down Endorsements. The Lender may, on the first Business Day of each month, request from the Title Company a "date down" endorsement to each Title Policy insuring that there are no liens imposed by law for services, labor or materials appearing in the public records, and insuring the full amount of each such Title Policy, provided that any such endorsement may show mechanics' liens if and only if the Title Company will issue an endorsement which insures the Lender against any loss by reason of such mechanics' liens and the Borrower has complied in all respects with the requirements of Section 6.17. Up to 6 "date down" endorsements per Project per year shall be purchased at the Borrower's expense.

      (d) Disbursements. Provided that no Event of Default or Potential Event of Default exists, and subject to the terms and conditions set forth herein, so long as the Lender receives a Draw Request Certification meeting the requirements of this Loan Agreement on or before 2:00 p.m. (Minneapolis time) on any Business Day, the Lender will use its reasonable best efforts to disburse to the Borrower the amount requested in such Draw Request Certification on the next Business Day following such Business Day on which the Lender received such Draw Request Certification, provided that in the event the Lender is unable to make the disbursement within such time period, the Lender will disburse the proceeds of the Loan as soon thereafter as possible. All disbursements will be delivered to the Borrower by federal funds wire transfer as instructed by the Borrower.

      (e) The ABF Funding System. Lender grants the Borrower, as licensee, a nonexclusive, nontransferable license to use the ABF Funding System.

            (1) By its acceptance and use of the ABF Funding System, the Borrower agrees to use the ABF Funding System only for the Borrower's own business. The Borrower shall not (i) permit any parent (other than the Guarantor), subsidiary, affiliated entity or third party to use the ABF Funding System, (ii) process or permit to be processed the data of any person or entity other than the Lender or the Borrower, or (iii) use the ABF Funding System in the operation of a service bureau.

            (2) The Borrower agrees that the ABF Funding System and all related information constitute the confidential and proprietary information of the Lender. The Borrower, its employees and agents shall at all times maintain the confidentiality of the ABF Funding System and any related information and refrain from selling, licensing, publishing, displaying, distributing, disclosing or otherwise making available the ABF Funding System or related information to any third party, or using the ABF Funding System or related information except as authorized by this Loan Agreement.

            (3) The Lender will maintain all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the ABF Funding System and its corresponding documentation.

            (4) The Borrower agrees that only the Lender will have the right to alter, maintain, enhance or otherwise modify the ABF Funding System. The Borrower will not disassemble, decompile, re-engineer, reverse engineer or otherwise attempt to discover the source code or structural framework of the ABF Funding System's program. The Borrower will not use the ABF Funding System for unauthorized entry into the Lender's computer network.

            (5) The Lender warrants that it is authorized to grant this license and to the best of its knowledge, the ABF Funding System does not infringe on anyone's proprietary rights. The Lender does not warrant that the functions contained in the ABF Funding System will meet the Borrower's requirements, or that the operation of the program will be error free. No information or advice provided by the Lender will create a warranty, nor will the Borrower rely on such information or advice.

================================================================================
            (6) The foregoing warranty is in lieu of all other warranties, express or implied, including but not limited to those of title, merchantability, fitness for a particular purpose, or any warranty arising from course of dealing, usage or trade practice.

            (7) The Lender shall not be liable to the Borrower for any damage, including indirect, special, incidental, exemplary or consequential damages (including, without limitation, lost profits) related to the ABF Funding System or resulting from the use of or inability to use the ABF Funding System, arising from any cause of action, including contract, warranty, strict liability or negligence, even if the Lender has been notified of the possibility of such damages, or for any claim by any other party.
================================================================================

            (8) The Borrower acknowledges that any breach of this Section 3.3(e) would cause irreparable harm to the Lender for which any remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, the Lender will be entitled to seek equitable relief (including but not limited to an injunction) in the event of any threatened or actual violation of such provisions.

            (9) The terms and conditions of this Section 3.3(e) will terminate simultaneously with the termination of this Loan Agreement, provided that the provisions hereof regarding confidentiality and proprietary rights will survive such termination. Upon termination of this Loan Agreement, the Borrower agrees to delete from all computer systems and magnetic media all copies of the ABF Funding System and destroy related written material and documentation.

Section 3.4 Provisions Applicable to All Disbursements

      The obligation of Lender to make any disbursement requested by the Borrower of proceeds of the Loan is subject to fulfillment of all of the following conditions precedent:

            (1) No Event of Default or Potential Default has occurred and is continuing, or would result from such disbursements or from the application of the proceeds therefrom.

            (2) The requested disbursement of proceeds of the Loan will not exceed the ABF Disbursement Amount.

            (3) Following the requested disbursement of proceeds of the Loan, the ABF Outstanding Amount of the Loan shall not exceed the lesser of:

                  (A) the Loan Amount;

                  (B) the total for all Projects of, for each Project, the
            lesser of 65% of the ABF Value and 60% of the Value; and

                  (C) 65% of the Approved Costs spent by the Borrower on
            completed Development Work.

            (4) Each Project shall comply with all requirements set forth in the Project Commitment for such Project and the other Loan Documents.

            (5) No liens (other than liens for real property taxes that are not yet delinquent) have been filed against the Project, except as permitted by Section 6.17.

            (6) All statements made in the applicable Draw Request Certification shall be true and correct on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom.

            (7) The representations and warranties of the Borrower and the Guarantor contained in the Loan Documents are true and correct in all material respects on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom, as though made on and as of such date.

Section 3.5 Application of Disbursements

      (a) All Loan proceeds disbursed to the Borrower will be used in the ordinary course of the Borrower's business, subject to the provisions of Sections 3.5(b) and (c).

      (b) The Borrower shall not permit the use of Loan proceeds for Land Banking or Land Speculation.

      (c) The Borrower shall not use any part of the proceeds of the Loan to (i) purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), (ii) repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry any margin stock, (iii) extend credit for the purpose of purchasing or carrying any margin stock, or (iv) acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

Section 3.6 The Lender May Make Disbursement Notwithstanding Noncompliance

      Notwithstanding the failure of any condition precedent to the Lender's obligation to make any disbursement hereunder, the Lender may make such disbursement if the Lender, in its sole discretion, determines the making of the same to be advisable. The making of any disbursement, either before or after the satisfaction of all conditions precedent with respect to the Lender's obligation to make the same, will not be deemed to constitute an approval or acceptance by the Lender of the Development Work theretofore completed or a waiver of such condition with respect to a subsequent disbursement.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.1 Consideration

      As an inducement to the Lender to execute this Loan Agreement, make the Loan and disburse the proceeds of the Loan, each of the entities forming the Borrower, jointly and severally, represent and warrant to the Lender the truth and accuracy of the matters set forth in this Article IV.

Section 4.2 Organization

      Each of the entities comprising the Borrower and the Guarantor are duly organized, validly existing and in good standing under the laws of its state of organization, are duly qualified to do business and are in good standing in every jurisdiction where their business or properties require such qualification. Each of the entities comprising the Borrower and the Guarantor have all requisite power and authority to own and operate its properties and to carry on its business as now conducted or proposed to be conducted.

Section 4.3 Authorization

      The execution, delivery and performance by the Guarantor and each of the corporations (including any corporations acting as partners or general partners of any partnerships comprising the Borrower) and the partnerships comprising the Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) contravene the Articles of Incorporation or Bylaws of any of such corporations or charter documents of such partnerships, (ii) contravene any law, rule or regulation or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting any of the entities comprising Borrower, (iii) require any approval or consent of any member, partner, shareholder or any other Person, other than approvals or consents which have been previously obtained and disclosed in writing to the Lender, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the entities comprising the Borrower is a party or by which any of such entities or its properties may be bound or affected, or (v) result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any of the properties now owned or hereafter acquired by any of the entities comprising the Borrower. None of the entities comprising the Borrower is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

Section 4.4 Governmental Consents

      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any of the entities forming the Borrower and by the Guarantor of the Loan Documents or any other document executed pursuant thereto or in connection therewith.

Section 4.5 Validity

      The Loan Documents have been duly executed and delivered by and constitute the legal, valid and binding obligations of each of the entities forming the Borrower and of the Guarantor, enforceable in accordance with their respective terms.

Section 4.6 Financial Position

      As of the dates prepared, the financial statements and all financial data heretofore delivered to the Lender in connection with the Loan and/or relating to each of the entities forming the Borrower and to the Guarantor are true, correct and complete in all material respects and were prepared in accordance with GAAP consistently applied. Such financial statements fairly present the financial position of the Persons who are the subject thereof as of the dates thereof.

Section 4.7 Governmental Regulations

      None of the entities forming Borrower nor the Guarantor are subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Debt.

Section 4.8 Employee Benefit Plans

      None of the entities forming Borrower nor the Guarantor maintain any pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA other than a plan pursuant to which such entity's contribution requirement is made contemporaneously with the employees' contributions.

Section 4.9 Securities Activities

      None of the entities forming Borrower nor the Guarantor are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than 25% of the value of the assets of either such entity consists of such margin stock.

Section 4.10 No Material Adverse Change

      No Material Adverse Change has occurred.

Section 4.11 Payment of Taxes

      All tax returns and reports required to be filed by each of the entities forming the Borrower and by the Guarantor have been timely filed, or proper extensions for filing have been obtained. All taxes, assessments, fees and other governmental charges upon each of the entities forming the Borrower and upon the Guarantor and their properties, assets, income and franchises which are due and payable have been paid when due and payable, or proper extensions for payment have been obtained, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the respective business, properties, assets, operations, condition (financial or otherwise) or business prospects of such entity. None of the entities forming the Borrower nor the Guarantor have any knowledge of any proposed tax assessment against any of the entities forming the Borrower or the Guarantor that could be material to the business, properties, assets, operations, condition (financial or otherwise) or business prospects of any of such Persons.

Section 4.12 Litigation

      There is no pending or, to the knowledge of any of the entities forming the Borrower, threatened action, suit, proceeding or arbitration against or affecting any of the entities forming the Borrower or the Guarantor before any court, governmental agency or arbitrator, which may result in a Material Adverse Change.

Section 4.13 Environmental Matters

      (a) Projects. The representations, warranties and covenants of each of the entities forming the Borrower and of the Guarantor with respect to all environmental matters relating to the Projects are set forth in the Environmental Indemnity.

      (b) Non-Projects. As to each "Non-Project" (defined as any project to be developed, under development, or developed by any of the entities forming the Borrower or the Guarantor other than a Project), the operations of the owner comply in all respects with all Hazardous Materials Laws except such noncompliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. As of the date of this Loan Agreement, (i) neither any of the entities forming the Borrower, the Guarantor, nor their present properties or operations is subject to any outstanding written order from, or settlement or consent agreement with, any governmental authority or other Person, nor is any of the foregoing subject to any judicial or docketed administrative proceeding respecting any Hazardous Materials Law, Hazardous Materials Claim or Hazardous Material, and (ii) there are no other conditions or circumstances known to any of the entities forming the Borrower or the Guarantor which may give rise to any Hazardous Materials Claim arising from the operations of any of the entities forming the Borrower or of the Guarantor.

Section 4.14 No Burdensome Restrictions

      None of the entities forming the Borrower nor the Guarantor are a party to or bound by any contract or agreement, or subject to any charter or corporate restriction or any requirement of law, which would reasonably be expected to result in a Material Adverse Change.

Section 4.15 Full Disclosure

      None of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any entity forming the Borrower or of the Guarantor in connection with the Loan Documents contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that it is recognized by the Lender that projections and forecasts provided and to be provided by the entities forming the Borrower and the Guarantor, while reflecting such entities' good faith projections and forecasts, based upon methods and data each such entity believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

Section 4.16 Adequate Consideration

      Each of the entities forming the Borrower represents and warrants to the Lender that prior to entering into this Loan Agreement, it has reviewed the benefits to be provided to it as a result of the Lender making the Loan and has concluded that such benefits are reasonably equivalent in value to the collateral to be pledged to secure the Loan and the obligations assumed and to be assumed by each of the entities forming the Borrower pursuant to the Loan Documents.

ARTICLE V COVENANTS OF THE BORROWER

Section 5.1 Consideration

      As an inducement to the Lender to execute this Loan Agreement, make the Loan and make each disbursement of the Loan, the Borrower hereby covenants that, so long as any amount payable hereunder or under any other Loan Document remains unpaid or the Lender has any commitment to disburse the Loan hereunder, each of the entities forming the Borrower shall comply with the covenants set forth in this Article V.

Section 5.2 Reporting Requirements

      Each of the entities forming the Borrower shall furnish or cause to be furnished to the Lender the following notices and reports:

            (1) Monthly Reports. The following reports related to the Projects:

                  (A) Within 30 days after the end of each calendar month a copy of the Financial Summary for Financial Managers (also referred to as the Board of Directors' package) for the previous month, including, without limitation, summary projected inventory economics for each Project and a consolidated profit and loss statement on a monthly and year to date basis; and

                  (B) on or about the 10th day after the end of each calendar month, for each Project an Inventory Report (GL592) and an Inventory Project Cost Report (IN230).

            (2) Quarterly Financial Reports. As soon as possible after each fiscal quarter of the Guarantor (other than the last quarter of any fiscal year) and in any event within 5 days after submission to the Securities and Exchange Commission, the following: (i) a copy of the Guarantor's 10Q filing certified by the Chief Financial Officer of the Guarantor to fairly present the financial condition of said entity on a fully consolidated basis at the end of such fiscal quarter and the results of the operations of such entity on a fully consolidated basis for the period ending on such date; and (ii) copies of any and all other financial reports and corrections thereto and to the 10Q filings required of the Guarantor under federal laws and regulations.

            (3) Annual Financial Statements. As soon as possible after each fiscal year of the Guarantor and in any event within 5 days after submission to the Securities and Exchange Commission, the following: (i) a copy of the Guarantor's 10K filing certified by the Chief Financial Officer of the Guarantor to fairly present the financial condition of said entity on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entity on a fully consolidated basis for the period ending on such date; and (ii) copies of any and all other financial reports and corrections thereto and to the 10K filings required of the Guarantor under federal laws and regulations.

            (4) Notice of Labor Controversy or other Force Majeure Event. As soon as possible and in any event within 5 Business Days after the Guarantor or any of the entities comprising the Borrower has knowledge of its occurrence, written notice of any labor controversy or other force majeure event resulting in a material strike, work stoppage, shutdown or other material disruption against or involving any of the entities comprising the Borrower, the Guarantor, or any Project.

            (5) Notice of Material Adverse Change. As soon as possible after its occurrence, written notice and a description of any matter which has resulted, or may result, in a Material Adverse Change.

            (6) Notice of Defaults or Potential Defaults. As soon as possible and in any event within 5 Business Days after any of the entities comprising the Borrower or the Guarantor have knowledge of the occurrence of any Potential Default or Event of Default hereunder or an event of default (however described) under any other of the Loan Documents, written notice and a description of such Potential Default, Event of Default or event of default and the action which such entity proposes to take with respect thereto.

            (7) Notices of Default Regarding Other Development Projects. As soon as possible and in any event within 5 Business Days after any of the entities comprising the Borrower or the Guarantor have knowledge of the occurrence of (i) any event of default under any loan or other financing facility, including seller financing, made for a development or construction project comparable to a Project and involving any of the entities comprising the Borrower, the Guarantor, or any of their Affiliates which event of default might result in a Material Adverse Change, or (ii) any material event of default under any other loan or credit agreement relating to other debt incurred by any of the entities comprising the Borrower, the Guarantor, or any of their Affiliates written notice and a description of such event of default, the cure period and the action which such entity proposes to take with respect thereto.

            (8) Notice of Litigation. As soon as possible and in any event within 5 Business Days after institution thereof, written notice and a description of any material adverse litigation, action or proceeding commenced against the Guarantor or any entity comprising the Borrower, or any of their Affiliates, or relating to any Project, and any adverse determination in any such litigation, action or proceeding.

            (9) Notices Regarding Hazardous Materials. As soon as possible after the Guarantor or any entity comprising the Borrower obtains knowledge of any material occurrence, written notice and a description of the release of any Hazardous Material, or any liability with respect thereto, on, under or in connection with a Project and the action which such entity or the Project Owner (if they are different) proposes to take with respect thereto.

            (10) Notices Regarding Projects. As soon as possible and in any event within 5 Business Days after receipt by the Guarantor or any entity comprising the Borrower, copies of all (i) notices of violation relating to and adversely affecting any Project that such entity or the Project Owner receives from any governmental agency or authority, (ii) notices of default that the Guarantor or any entity comprising the Borrower receives under the Construction Agreements or any other agreement relating to and adversely affecting any Project, and (iii) notices of default that the Guarantor or any entity comprising the Borrower receives under any agreement relating to the borrowing of money by the Guarantor or any entity comprising the Borrower for any Project from any Person.

            (11) Other Information. Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of the Guarantor or any entity comprising the Borrower, their Affiliates and the Projects, including, without limitation, copies of Project development and sales reports, Inventory Project Cost Detail Report (IN230DTL)s, and any other rights or interests subject to the Loan Documents, as the Lender may from time to time reasonably request. In addition, each or any of the entities comprising the Borrower shall provide to the Lender upon the Lender's request (which the Lender may make at its sole discretion) a summary report of accounts payable aging, which must comply with the certification requirements of Section 5.2(2), except that no statement of cash flow will be required.

Section 5.3 Borrower's Operations and Management

      Each entity comprising the Borrower shall:

            (1) Compliance with Laws, Etc. Comply in all material respects, with all applicable laws, rules, regulations and orders of any governmental authority, including but not limited to the Laws and Regulations, the noncompliance with which may result in a Material Adverse Change.

            (2) Payment of Taxes and Claims. Pay (i) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and (ii) subject to Section 6.17, with respect to the Projects, all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, except for those claims disputed by any of the entities comprising the Borrower in accordance with Section 6.17(b), but only so long as there is no threat of foreclosure of such lien.

            (3) Maintenance of Properties; Books and Records. Maintain or cause to be maintained:

                  (A) in good repair, working order and condition all properties and assets material to the continued conduct of the business of the Borrower, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; and

                  (B) proper books, records and accounts in which full, true and correct entries in accordance with GAAP consistently applied are made of all financial transactions and matters involving its assets and business.

            (4) Change in Nature of Business. Make no material change in the nature of its business as carried on at the date hereof.

            (5) Maintenance of Existence. Maintain and preserve its existence and all rights, privileges, qualifications, permits, licenses, franchises and other rights material to its business.

            (6) Change in State of Registration or location of Executive Offices. Make no change to its state of organization or the location of its executive offices without giving the Lender at least 30 days' prior written notice.

            (7) Management. Maintain professional and qualified management and staff to manage, operate and maintain its assets and business, including but not limited to the Projects.

Section 5.4 Insurance

      (a) Each of the entities comprising the Borrower will maintain or cause its contractors to maintain the insurance required by the terms of this Loan Agreement and will deposit with the Lender original, duplicate original or certified copies of insurance certificates issued by insurance companies with current Best's Key Ratings of not less than A/IX (as to those policies maintained by the Borrower) and A/VII (as to those policies maintained by its contractors) and written in form and content acceptable to the Lender, providing the following minimum insurance coverages:

            (1) "Comprehensive General Liability" insurance in the minimum "general aggregate" amount of $2,000,000 for the Borrower and $1,000,000 for its contractors, in the minimum "occurrence" limit of $2,000,000 for the Borrower and $1,000,000 for its contractors, and in the minimum "umbrella" amount of $10,000,000 for the Borrower, all against claims for "personal injury" liability, including bodily injury, death or damage to the project liability, including completed operations and contractual liability and also including owners' and contractors' protective coverage naming the Lender as an additional insured.

            (2) Insurance with respect to its properties, assets and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, all in accordance with reasonably prudent industry standards.

            (3) Workers' compensation insurance as prescribed by the laws of each state in which the Borrower is required to maintain such insurance, and employers' liability with limits as prescribed by law.

            (4) For each Project, broad form course of construction insurance covering all risks in the minimum amount of the proposed construction cost for such Project on a replacement cost basis, against loss or damage by hazards customarily included within "extended coverage" policies, and any other risks or hazards which in the Lender's reasonable judgment should be insured against, with a Lender's Loss Payable Endorsement naming the Lender as an additional insured, together with a full replacement cost endorsement (without provisions for co-insurance).

            (5) For each Project, flood insurance in the maximum amount of the budgeted construction costs or the maximum coverage available, whichever is less, designating the Lender as payee, or evidence satisfactory to the Lender that the Project is not located within an area designated as within the 100 year flood plain under the National Flood Insurance Program.

      (b) Each policy of insurance required under this Section 5.4 must contain the "standard non-contributory mortgagee clause" and the "standard lenders' loss payable clause," or their equivalents, in favor of the Lender and/or its assignees, and must provide that it will not be modified or canceled without 30 days' prior written notice to the Lender. The Borrower must also furnish the Lender with receipts for the payment of premiums on such policies or other evidence of such payment reasonably satisfactory to the Lender.

      (c) In the event an entity comprising the Borrower does not deposit with the Lender a new policy of insurance with evidence of payment of premiums thereon at least 30 days prior to the expiration of any expiring policy, then the Lender may, but will not be obligated to, procure such insurance, and such entity will pay the premiums thereon to the Lender promptly upon demand.

      (d) The Lender will not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers or payment of losses, and the Borrower hereby expressly assumes full responsibility therefor and all liability related thereto, if any.

Section 5.5 Financial Covenants

      The Borrower shall comply with, or ensure compliance with, the following:

            (1) Net Worth. The Guarantor will maintain a Net Worth equal to or in excess of $130,000,000;

            (2) Ratio of Total Liabilities to Net Worth. At all times, the ratio of the Debt of the Guarantor determined in accordance with GAAP consistently applied on a consolidated basis, and including but not limited to contingent liabilities, to its Net Worth shall not exceed 2.5:1.

Section 5.6 Sole Lender; No Transfers

      None of the entities comprising the Borrower (including the Project Owners) may borrow moneys from, or lease, pledge, or in any way encumber all or any portion of a Project or the Land to or for the benefit of a lender other than the Lender, except for leases and purchase money loans for equipment purchased in the ordinary course of business. The entities comprising the Borrower will not make any Transfer unless the Borrower has obtained the written consent of the Lender, which consent may be granted or withheld in the Lender's sole and absolute discretion.

Section 5.7 Further Assurances

      The Borrower shall execute and deliver, or cause the execution and delivery, at any time and from time to time any and all instruments, agreements and documents, and will take such other action, or cause such other action to be taken, as the Lender reasonably requires to maintain, perfect or insure the Lender's security provided for under the Loan Documents, including, without limitation, the execution of amendments to the Loan Documents.

ARTICLE VI THE PROJECTS

Section 6.1 Consideration

      As an inducement to the Lender to finance each Project and to make each disbursement of the Loan for the Projects, the Borrower represents and warrants the truth and accuracy of the matters regarding each Project set forth in this
Article VI and hereby covenants regarding each Project as set forth in this
Article VI. Each of the representations, warranties and covenants in this
Article VI is made by the Borrower with respect to each Project individually, and as to all Projects collectively. The Borrower's execution and delivery to the Lender of the Project Commitment and other Project Documents for a Project shall be deemed a reaffirmation by the Borrower of the representations, warranties and covenants in this Article VI as to that Project.

Section 6.2 Title to Project

      The Project Owner is, or will be upon acquisition of the Land and during the Development Work, the sole legal and beneficial owner of the Land and the Development Work, free and clear of all claims, liens and encumbrances other than Permitted Exceptions. Title to all of the personal property which forms a part of the Development Work is or will be vested solely in the Project Owner, free and clear of all claims, liens and encumbrances, and the security interest of the Lender in such personal property is a first lien thereon.

Section 6.3 No Prior Liens or Claims

      (a) As to Projects for which no work has commenced prior to the recordation of the Deed of Trust, except as otherwise may have been approved in writing by the Lender and as to which the Lender shall have received such endorsements (including mechanics lien coverage) to the Title Policy as the Lender may require to assure the priority of the Deed of Trust as a valid first lien on the Project, neither the Project Owner, nor anyone acting on the Project Owner's behalf has (i) commenced construction of the Development Work, or any grading or site clearance related thereto, (ii) purchased, contracted for or otherwise brought upon the Land any materials, specially fabricated or otherwise, to be incorporated into the Development Work, or (iii) entered into any contract or arrangement, the performance of which by any other party thereto could give rise to a lien or claim on the Project or any portion thereof.

      (b) As to Projects as to which the Project Owner has disclosed that work has commenced and Lender has consented to such prior work, and notwithstanding that, prior to recordation of the Deed of Trust, the Project Owner has (i) commenced certain construction activity on the Land, (ii) purchased, contracted for or otherwise brought upon the Land materials, specially fabricated or otherwise, to be incorporated into the Development Work, and/or (iii) entered into certain contracts or arrangements, the performance of which by any other party thereto could give rise to a lien or claim on the Project or any portion thereof, the Borrower represents none of such activities has given rise, nor shall any such activities give rise in the future, to any liens against the Project which could impair the priority of the Deed of Trust as a valid first lien on the Project.

Section 6.4 Access to the Project

      All roads, streets, traffic turn lanes, and access ways necessary for the full utilization of the Project for its intended purpose have either been bonded around or completed or the necessary rights of way have either been acquired by the appropriate governmental authority or have been dedicated to public use and accepted by the appropriate governmental authority, and all necessary steps have been taken by the Project Owner and the appropriate governmental authority to assure the complete construction and installation thereof by the time needed for construction and/or occupancy and operation of the Project.

Section 6.5 Compliance with Project Requirements and Laws and Regulations

      The Project, the proposed and actual use thereof, and the Development Work when completed will comply in all material respects with the Project Requirements and with the Laws and Regulations, and there is no action or proceeding pending or, to the knowledge of the Borrower (after due inquiry), threatened before any court, quasi-judicial body or administrative agency at the time of any disbursement by the Lender relating to the validity of the Loan or the proposed or actual use of the Project.

Section 6.6 Covenants, Zoning, Codes, Permits and Consents

      The Borrower is familiar and has complied with all of the Laws and Regulations to be complied with in connection with the construction of the Development Work. All permits, licenses, consents, approvals or authorizations by, or registrations, declarations, withholding of objections or filings with any governmental body necessary in connection with the valid execution, delivery and performance of the Loan Documents, and any and all other documents executed in connection with any of the foregoing, necessary for the subdivision of the Land, and necessary for the construction of the Development Work, and necessary for the marketing and sale of the Lots and Golf Parcels, have been obtained, or in a timely manner will be obtained, and are valid, adequate and in full force and effect. Construction of the Development Work and the intended use thereof will in all respects conform to and comply with all Laws and Regulations, including without limitation all applicable zoning, subdivision, environmental protection, use and building codes, laws, regulations and ordinances.

Section 6.7 Utilities

      All utility services and facilities necessary for the construction, sale and occupancy of the Project and the operation thereof for its intended purpose are either available at the boundaries of the Land, or, if not, all necessary steps have been taken by the Project Owner and the local authority or public utility company which provides such services to assure the complete installation and availability thereof when needed for construction, sale, occupancy and operation of the Project.

Section 6.8 Map, Permits. Licenses and Approvals

      The Project Owner has obtained, or will in a timely manner obtain, the Map. The Project Owner shall properly comply with and keep in effect the Map and all permits, licenses and approvals which are required to be obtained from governmental bodies in order to construct, occupy, operate, market and sell the Project. The Project Owner shall promptly deliver copies of the Map and all such permits, licenses and approvals to the Lender.

Section 6.9 Approval of Plans and Specifications and Approval of Budget

      (a) The Plans and Specifications are a true, complete and accurate reflection of the Development Work that the Project Owner will construct. The Plans and Specifications are satisfactory to the Project Owner and have been reviewed and approved by the Project Owner and the general contractor for the Project (if different from the Project Owner), and have also been approved as required by all governmental bodies or agencies having jurisdiction (including, without limitation, any local design review boards) and, if required, by the beneficiary of any restrictive covenant affecting the Project. There are no structural defects in the Development Work as shown in the Plans and Specifications, and no violation of any of the Laws and Regulations exists with respect to the Plans and Specifications.

      (b) After diligent investigation of all relevant conditions and due consultation with such parties as the Project Owner deems appropriate, the Project Owner represents that the Budget identifies on a line item basis all costs to be incurred in connection with the Development Work and all costs for which proceeds of the Loan are to be disbursed. The Budget reflects the Project Owner's best, true, accurate and complete estimate of the costs shown therein and of the costs estimated to be necessary to construct the Development Work in accordance with the Plans and Specifications.

Section 6.10 Construction Start and Completion

      Subject to a Force Majeure Event (but not having any effect on Section 8.1(14) and Section 8.1(16)), the Project Owner shall commence construction of the Development Work no later than the date set forth in the Project Commitment and shall thereafter diligently proceed with construction and completion of the Development Work in a good and workmanlike manner in the normal course of business as a prudent developer. The Project Owner shall cause the Development Work at all times to materially conform to the Laws and Regulations and shall accomplish completion of the Development Work in the manner of a prudent developer. The Project Owner shall cooperate at all times with the Lender in bringing about the timely completion of each element of the Development Work, and the Project Owner shall use best efforts to resolve all disputes arising during the work of construction in a manner which shall allow work to proceed expeditiously.

Section 6.11 Personal Property Incorporation

      All personal property for which the Lender advances Loan proceeds for the Project is to be stored on the Land and in the Lender's judgment must be reasonably secure from damage and theft and fully insured at all times.

Section 6.12 Contractors and Contracts

      Upon demand by the Lender, the Project Owner shall furnish to the Lender, from time to time, correct lists, to the extent known or obtainable, of all contractors and subcontractors employed in connection with the Development Work. Each such list shall show, to the extent known or obtainable, the name, address and telephone number of each such contractor or subcontractor, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, and the approximate dollar value of such labor, work and materials with respect to each. Upon an Event of Default, the Lender shall have the right, and at any time the Inspector shall have the right (in both cases without either the obligation or the duty), to contact directly each contractor, subcontractor and materialman to verify the facts disclosed by said list or for any other purpose.

Section 6.13 Evidence of Ownership of Materials

      If requested by the Lender, the Project Owner shall promptly deliver to the Lender any bills of sale, statements, receipts, contracts or agreements under which the Project Owner claims title to any materials, fixtures or articles incorporated into the Development Work.

Section 6.14 Changes to Plans and Specifications and Budget

      (a) The Borrower shall promptly inform the Lender of all Changes to the Budget or the Plans and Specifications.

      (b) The Lender is under no duty to review or inform the Borrower of the quality or suitability of the Plans and Specifications, any contract or subcontract or any changes thereto. Without limitation of the foregoing, if the gross profit margin of a Project is less than 25%, then the Project Owner shall obtain the Lender's prior written approval of any Change which might adversely affect the value of the Lender's security or which, regardless of cost, is a material change in structure, design, function or exterior appearance.

      (c) Nothing herein or elsewhere in the Loan Documents excuses the Project Owner from any obligation to obtain, to the extent that such approvals may be required, (i) the approvals of the appropriate governmental authorities to any Change and (ii) from the appropriate persons or entities approvals of any alterations in the Map, the Plans and Specifications or any work, materials or contracts that are required by any of the Laws and Regulations or under the terms of the Project Commitment or the other Loan Documents.

Section 6.15 Lender Inspections, Appraisal and Information

      During normal business hours, the Project Owner shall arrange for the Lender, the Inspector or any other authorized representative of the Lender, at the expense of the Borrower, to visit, inspect or appraise the Project, the materials to be used thereon or therein, contracts, records, plans, specifications and shop drawings relating thereto, whether kept at the Borrower's offices or at the Project construction site or elsewhere, and the books, records, accounts and other financial and accounting records of the Borrower wherever kept, and to make copies and take extracts thereof and therefrom as often as may be reasonably requested by the Lender. The Borrower will cooperate with the Lender to enable the Lender, the Inspector or such other authorized representatives of the Lender to conduct such visits, inspections and appraisals. The costs of the Inspector and the other authorized representatives of the Lender, and of such inspections and appraisals shall be borne by the Borrower and shall be paid within 30 days of the Borrower's receipt of any invoice with respect thereto. Borrower agrees to keep at its offices or at the Project, and to make available to the Lender during normal business hours, the Plans and Specifications on an as-built basis or, if unavailable, the final set of plans and specifications from which the Development Work was constructed ("As-Builts"), certified by a licensed architect or licensed contractor as true, correct and complete As-Builts.

Section 6.16 Correction of Defects

      If the Lender in its reasonable judgment determines that any Development Work or materials fail to conform to the Map, any Laws and Regulations, the Plans and Specifications, or that they otherwise depart from any of the requirements of this Loan Agreement, the Lender may withhold disbursements until the matter is corrected and if such matters are not addressed to the reasonable satisfaction of the Lender within thirty (30) days from written notice thereof, the Lender may require the Development Work be stopped. If this occurs, the Project Owner shall promptly correct the work to the Lender's satisfaction, and pending completion of such corrective work shall not allow any other work which is dependent upon or directly related to the work requiring correction to proceed. During the period that the Lender withholds disbursements and/or requires that Development Work be stopped in accordance with this Section 6.16, the Lender may, at its sole option, disregard the affected Project for purposes of calculating the ABF Disbursement Amount. No such action by the Lender shall affect the Project Owner's obligation to complete each element of the Development Work within the times required by this Loan Agreement. The advance of any Loan proceeds shall not constitute a waiver of the Lender's right to require compliance with this covenant.

Section 6.17 Protection Against Lien Claims

      (a) The Project Owner shall pay and discharge, or cause to be paid and discharged, promptly and fully all claims for labor done and materials and services furnished in connection with the Development Work, and take or cause to be taken all reasonable steps to forestall the assertion of claims of lien against the Project or any part thereof. Upon the request of the Lender, the Project Owner shall obtain a lien waiver with respect to each payment by or to the Project Owner and each of the various subcontractors and materialmen (and the major subcontractors and submaterialmen under them). The Lender, at any time, at its option, may require that any disbursement made hereunder be made by joint check made payable to the Project Owner and the subcontractor or sub-subcontractor for whose account such payment is to be made, as joint payees.

      (b) Nothing herein contained shall require the Project Owner to pay any claims for labor, materials, or services which the Project Owner in good faith disputes and which the Project Owner, at its own expense, currently and diligently contests, provided that, in the event the aggregate amount of claims filed with respect to the Project exceeds $25,000, within 30 days after the Project Owner's actual receipt of notice of filing of that claim of lien which exceeds the specified amount, the Project Owner shall take one of the following actions with respect to all subsequent claims:

            (1) record or cause to be recorded in the office of the recorder of the county in which the Project is located a surety bond sufficient to release said claim of lien, or

            (2) make or cause to be made a deposit of cash in the amount of 150% of the claim of lien with the Lender; or

            (3) deliver or cause to be delivered to the Lender a specific endorsement to the Title Policy which insures the Lender against any loss by reason of such claim of lien, or

            (4) deliver or cause to be delivered to the Lender such other assurance as may be acceptable to the Lender.

Section 6.18 Conveyance, Lease or Encumbrance

      The Project Owner shall not sell, agree to sell, convey, transfer, dispose of or further encumber the Project or any portion thereof or interest therein (other than the sale of Lots and Units on and subject to the terms of this Loan Agreement), or enter into a lease covering all or any portion thereof or interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement to do so, without the prior written consent of the Lender being first had and obtained. All easements, declarations, covenants, conditions, restrictions and dedications affecting the Project shall be submitted to the Lender for its approval, accompanied by a drawing or survey showing the precise location thereof, and such approval shall be obtained prior to the execution or granting of any thereof by the Project Owner. The Project Owner shall not execute any lease of any portion of the Project without the prior written consent of the Lender. The Project Owner shall promptly notify the Lender of any event of default or cancellation under any lease now or hereafter in effect.

Section 6.19 Golf Courses

      The Borrower shall develop the Golf Parcels for use as golf courses and, once completed, will manage and operate the golf course(s) during its ownership of same. If the Borrower that is the Project Owner of the Golf Parcel desires to enter into an agreement with another person for the management and operation of such Golf Parcel as a golf course, such Person must be a reputable and experienced manager and operator of golf courses satisfactory to the Lender and the Borrower must first: (i) obtain Lender's written consent to the agreement, and (ii) deliver to the Lender an agreement satisfactory to the Lender executed by the Borrower and such Person, which agreement contains:

            (1) the Borrower's collateral assignment and pledge to the Lender all of its right, title and interest in, to and under the agreement between the Borrower and such Person regarding the Golf Parcel;

            (2) such Person acknowledges the assignment referenced in subsection
      (1); and

            (3) such other terms, provisions and conditions as the Lender may reasonably require.

Section 6.20 Security Instruments

      From time to time, upon the request of the Lender, the Project Owner shall execute and deliver to the Lender a security instrument or instruments naming the Lender as secured party covering all contracts of any kind entered into in connection with the Development Work (including any memberships permitting use of the Golf Parcels as golf courses) and all other property of any kind whatsoever owned by the Project Owner and used, or to be used, in the use and enjoyment of the Project and concerning which the Lender may have any doubt as to its being subject to the lien of the Project Security Documents.

Section 6.21 Further Assurances; Cooperation

      The Project Owner will at any time and from time to time upon request of the Lender take or cause to be taken any action, execute, acknowledge, deliver or record any further documents, opinions, mortgages, security agreements, financing statements or other instruments or obtain such additional insurance as the Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Loan Agreement and to preserve, protect and perfect the security interest intended to be created and preserved in the Project and the Development Work.

Section 6.22 Negative Covenants

      So long as any amount payable under any Loan Document still remains unpaid or the Lender shall have any commitment to disburse the Loan hereunder, the Project Owner shall not, unless the Lender shall otherwise consent in writing
(i) create, assume or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon the collateral for the Loan assigned to the Lender pursuant to Project Security Instruments, or (ii) sell, lease, transfer or otherwise dispose of (A) all or substantially all of its assets (in a single transaction or a series of related transactions), or (B) any of the collateral for the Loan assigned to the Lender by the Project Owner except in the ordinary course of business.

Section 6.23 Signs

      Upon the request of the Lender, the Project Owner shall erect and place on or in the vicinity of the Project a sign or signs indicating that the Lender has provided construction financing for the Project. Said sign(s) shall comply with Laws and Regulations and remain the property of the Lender and shall be required to be removed only after the Development Work has been completed.

ARTICLE VII SALES OF LOTS AND GOLF PARCELS AND RELEASES FROM DEED OF TRUST

Section 7.1 Sales Operations and Seller's Obligations

      The Borrower shall at all times maintain adequate marketing capability for the sale of the Lots and Golf Parcels.

Section 7.2 Releases from Lien of Deed of Trust

      (a) The Borrower may from time to time request that the Lender release one or more Lots and/or Golf Parcels from the lien of the Deed of Trust and the other Project Security Instruments encumbering such Lots and/or Golf Parcels. The Lender agrees that it will use its best efforts to execute a partial release that releases the Lender's lien on such Lot(s) and/or Golf Parcel(s) pursuant to the Deed of Trust and the other Project Security Instruments within 5 Business Days after receipt of the release, provided that the following conditions precedent shall have been satisfied:

            (1) the Lender shall have received a written notice requesting the partial release no fewer than 5 Business Days prior to the date on which the partial release is to be effective, which notice shall specify (i) the Project, (ii) the specific Lots and/or Golf Parcels to be released, (iii) if such release is being requested in connection with a sale of the Lots and/or Golf Parcels, the Person to whom such Lots and/or Golf Parcels are being sold, which Person shall not be an Affiliate of any of the entities comprising the Borrower or of the Guarantor, and (iv) the Lender's Release Price(s) therefor;

            (2) the Lender shall have received evidence satisfactory to the Lender that, if the release is being sought precedent to a sale, (i) the closing of the sale and/or release of such Lots and/or Golf Parcels shall be conducted through an escrow with a title company specified by the Borrower and satisfactory to the Lender, and (ii) such title company shall have been instructed, which instructions shall have been acknowledged and agreed to by such title company and which cannot be changed or supplemented without the Lender's written concurrence, not to record the Lender's partial release until such title company receives in respect of such release an amount equal to Lender's Release Price for such Lots and/or Golf Parcels and is irrevocably committed to disburse such amount to the Lender;

            (3) the Lender shall have received executed originals of instruments, agreements and other documents, in form and substance satisfactory to the Lender, which the Lender determines are necessary or appropriate to evidence and/or effectuate the partial release and to modify the Loan Documents as a result thereof;

            (4) the Lender shall have received evidence satisfactory to the Lender that the Borrower has satisfied all conditions precedent in the Loan Documents relating to the release of the Lots and/or Golf Parcels; and

            (5) no Event of Default shall exist, unless the Event of Default is a Project Specific Default and the Borrower seeks Lender's release of the entire Project as to which the Project Specific Default applies.

      In connection with each release of a Lot and/or Golf Parcels, provided all conditions to such release have been met, the Lender agrees to provide to the title insurance company an estoppel letter, in form and substance satisfactory to the Lender, specifying the Lender's Release Price.

      (b) In addition to the releases provided for in subparagraph (a), the Lender agrees that, without requiring payment of any release price, it shall release from the lien of the Deed of Trust and the other Project Security Instruments those portions of the Project necessary for utility easements, dedicated public roads, common elements (including any parts of the Project to be transferred to a homeowners' association or the like), parks, greenbelts, recreation areas, schools, medical facilities and other similar purposes, provided that the following conditions precedent shall have been satisfied:

            (1) the Borrower complies with the requirements of subparagraphs
      (1), (3), (4) and (5) of subparagraph (a) above (except that the requirement of subparagraph (a)(1) requiring the written notice to specify the Lender's Release Price(s) shall not be applicable);

            (2) the Lender is furnished with a survey, or another document reasonably satisfactory to the Lender, depicting and describing the real property to be released, such as a Map; and

            (3) such requested release is consistent in all material respects with the site plan or other depiction of the Project provided to the Lender as part of the Project Underwriting Documents.

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

Section 8.1 Events of Default

      The occurrence and continuance of any of the following events constitutes an "Event of Default" hereunder:

            (1) Any of the entities comprising the Borrower fails to pay any installment of principal on the Loan when due, whether at stated maturity, as a result of a mandatory prepayment requirement, upon acceleration or otherwise, or pay when due any interest, fees or other amounts payable hereunder or under the other Loan Documents.

            (2) Any representation made or warranty given by any of the entities comprising the Borrower or by the Guarantor herein or in any other Loan Document is at any time incorrect in any material respect.

            (3) Any of the entities comprising the Borrower or the Guarantor fails to perform or observe any term, covenant or agreement contained in this Loan Agreement or any other Loan Document, and such failure remains unremedied for 30 days after notice thereof from the Lender to the Borrower or the Guarantor; provided that in the event the Borrower or the Guarantor commence and are diligently pursuing to completion action to cure the failure, such 30 day period may be extended for such period of time as is necessary to cure the failure, but in no event longer then 120 days from the date of the Lender's notice; provided further however, that in the event (i) the Lender reasonably determines that the failure to immediately declare an Event of Default could materially and adversely harm the rights of the Lender hereunder or under any other Loan Document, or the rights of the Lender with respect to the collateral pledged to secure the Loan, or (ii) the Lender reasonably determines that the failure to perform or observe the terms of this Loan Agreement or any other Loan Document cannot be remedied with the passage of 120 days, then the Lender may declare an immediate Event of Default in its notice given pursuant to this Section 8.1(3).

            (4) Any of the entities comprising the Borrower or the Guarantor asserts the invalidity or unenforceability of any Loan Document or any Loan Document is adjudicated to be invalid or unenforceable in any material respect.

            (5) Any event of default (however described) under any other Loan Document occurs and is not cured within the applicable grace period.

            (6) Any Project Security Instrument, for any reason, ceases to create a valid and perfected first priority lien on or in the Land or other collateral relating thereto as described in the Loan Documents, or any of the entities comprising the Borrower so states in writing.


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            (7) The dissolution or winding up of any of the entities comprising the Borrower or the Guarantor.

            (8) Any Transfer occurs in violation of the provisions of Section
      5.6.

            (9) Any of the entities comprising the Borrower or the Guarantor fails to comply with any of the financial covenants set forth in Section 5.5.

            (10) A Material Adverse Change occurs.

            (11) Any judgment or order for the payment of money in excess of $100,000, singularly or in the aggregate, is rendered against any of the entities comprising the Borrower or the Guarantor, and either (i) enforcement proceedings have been commenced by any creditor upon such judgment, or (ii) there is a period of 15 Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect.

            (12) Any of the entities comprising the Borrower or the Guarantor fails to pay any Debt (other than the Debt incurred by the Borrower and the Guarantor with respect to the Loan, the Events of Default with respect to which are set forth elsewhere in this Section 8.1), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; any other default under any agreement or instrument relating to any such Debt, or any other event, occurs and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay, default or event results in the acceleration, or permits the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided however that none of the foregoing events or inactions will constitute an Event of Default unless such event or inaction could result in a Material Adverse Change.

            (13) Any of the entities comprising the Borrower or the Guarantor generally does not pay its Debts as such Debts become due, or admits in writing its inability to pay its Debts generally, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against any of the entities comprising the Borrower or the Guarantor seeking to adjudicate such party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such party's Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such party or for any substantial part of such party's property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding remains undismissed or unstayed for a period of 30 days (whether or not consecutive), or any of the actions sought in such proceeding (including, without, limitation, the entry of an order for relief


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      against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) occur; or any of the entities comprising the Borrower or the Guarantor take any action to authorize any of the actions set forth above.

            (14) With respect to any Project, the Borrower fails to commence construction of the Development Work or fails to satisfy all of the conditions of this Loan Agreement with respect to disbursement of Loan proceeds for costs of such construction on or before the expiration of 3 months after date the Project Commitment issued for such Project; provided, however such 3 month period shall be extended by one day for every day of an unforeseeable Force Majeure Event that actually delays the commencement of the construction of the Development Work.

            (15) With respect to any Project, the Lender determines that the Development Work differs substantially from what the Borrower represented in any of Borrower's Certificates, Inventory Project Cost Report (IN230)s, Inventory Summaries, and/or Draw Request Certifications.

            (16) With respect to any Project, cessation of the Development Work prior to completion for a continuous period of (i) 90 days or more if such cessation is caused by a Force Majeure Event, or (ii) 30 days or more if such cessation is not caused by a Force Majeure Event.

            (17) With respect to any Project, a court of competent jurisdiction enters an order enjoining construction of the Development Work, or such a court or an authorized governmental agency orders that sales of the Lots and/or Golf Parcels be suspended or halted, or any required approval, license or permit is withdrawn or suspended, and the order, withdrawal or suspension remains in effect for a period of 15 Business Days.

            (18) With respect to any Project, any surety obligated for any Development Work is called upon to perform its obligations and/or any person demands funds pursuant to any "set-aside" letter or "cash in lieu of bond agreement" issued by the Lender with respect to the Project.

            (19) The assignment by any of the entities comprising the Borrower or the Guarantor of the rents or the income of any Project, or any part thereof or of any other revenues or sales proceeds relating to the Project (other than to the Lender).

            (20) With respect to any Project, there occurs any attachment, levy, execution or other judicial seizure of any portion of the Project, any other collateral provided by any of the entities comprising the Borrower under any of the Loan Documents, or any substantial portion of the other assets of any of the entities comprising the Borrower, which is not released, expunged, discharged or dismissed prior to the earlier of (i) 20 days after such attachment, levy execution or seizure, or (ii) the sale of the assets affected thereby.


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            (21) The occurrence of an event of default (however designated or defined) with respect to any loan made by Lender or any Affiliate of Lender to any one or more of Guarantor, any entity comprising Borrower, or any of their respective Affiliates.

      Each of the entities comprising the Borrower acknowledges and agrees that all material non-monetary defaults are conclusively deemed to be and are defaults which impair the security of the Deed of Trust, and that the Lender shall be entitled to exercise any appropriate remedy, including without limitation, foreclosure of the Deed of Trust upon the occurrence of any such material non-monetary default.

Section 8.2 Remedies

      Upon the occurrence of any Event of Default, the following provisions apply:

            (1) If such event is an Event of Default specified in Section 8.1(13), the Lender's commitment to fund the Loan will terminate and the indebtedness evidenced by the Note and any other amounts payable under this Loan Agreement and the other Loan Documents will immediately and automatically become due and payable.

            (2) Upon the occurrence of any other Event of Default, the Lender may, at its option, do any one or more of the following:

                  (A) Immediately terminate any further advance of Loan funds hereunder, and from time to time apply all or any portion of the undisbursed Loan funds to payment of accrued interest under the Note and/or upon any other obligations of the Borrower hereunder or under the Project Documents. Lender may also withhold any one or more disbursements after an event or condition occurs that with notice or the passage of time could become an Event of Default, unless the Borrower cures or corrects the event or condition to the reasonable satisfaction of the Lender prior to the occurrence of an Event of Default.

                  (B) Declare the Note to be immediately due and payable and record a notice of default under any Deed of Trust.

                  (C) Make any disbursements after the happening of any one or more Events of Default, without thereby waiving its right to demand payment of the Note and all other sums owing to Lender with respect to the Project Documents or any other rights or remedies described herein, and without liability to make any other or further disbursements, notwithstanding Lender's previous exercise of any such rights and remedies.

                  (D) Enter upon the Project and with or without legal process take possession of the Project without breaching the peace, remove the Borrower and all employees, contractors and agents of the Borrower therefrom, and complete or attempt to complete construction of the Development Work in accordance with the Plans and Specifications with such changes, additions or corrections therein as


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            the Lender may from time to time and in its judgment deem
            appropriate, and market, sell or lease the Project, at the risk and expense of the Borrower. The Lender shall have the right at any time to discontinue any work commenced by it in respect to the Development Work or to change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise. The Lender shall have the right and power (but shall not be obligated) to assume any construction contract made by or on behalf of the Borrower in any way relating to the Development Work and to take over and use all or any part of the labor, materials, supplies and equipment contracted for, by or on behalf of the Borrower whether or not previously incorporated into the Development Work, in the discretion of the Lender. The Lender may also modify or terminate any contractual arrangements, subject to its right at any time to discontinue any work without liability. If the Lender chooses to complete the Development Work, the Lender shall not assume any liability to the Borrower or any other person for completing them, or for the manner or quality of their construction, and the Borrower expressly waives any such liability. In connection with any work of construction undertaken by the Lender pursuant to the provisions of this subsection (2)(D), the Lender may do any of the following:

                        i. engage builders, contractors, subcontractors,
                  architects, engineers, suppliers, inspectors, consultants and others for the purpose of furnishing labor, materials, equipment and other services in connection with the work of construction, for the protection or clearance of title to the Project, or for the protection of the Lender's interests with respect thereto;

                        ii. pay, settle or compromise all bills or claims which
                  may become liens against the Project or which have been or may be incurred in any manner in connection with completing construction of the Development Work or for the protection or clearance of title to the Project, or for the protection of the Lender's interests with respect thereto;

                        iii. prosecute and defend all actions and proceedings in
                  connection with the Project;

                        iv. execute, acknowledge and deliver all other
                  instruments and documents in the name of the Borrower that are necessary or desirable, to exercise the Borrower's rights under contracts concerning the Project; and

                        v. take such other action, including the employment of
                  security personnel to protect the Development Work, or refrain from taking action under this Loan Agreement as the Lender may in its discretion determine from time to time.

            The Borrower shall be liable to the Lender for sums paid or incurred for completing construction of the Development Work whether the same shall be paid or incurred pursuant to the provisions of this Section or otherwise, and all payments made or


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      liabilities incurred by the Lender hereunder of any kind whatsoever shall be paid by the Borrower to the Lender upon demand with interest at the rate set forth in the Note, and all of the foregoing shall be deemed and shall constitute disbursements under this Loan Agreement and be secured by the Project Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this subsection
      (2)(D), the Borrower hereby unconditionally and irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in said Section in the name and on behalf of the Borrower. This power of attorney is coupled with an interest.

                  (E) If such event involves defective or unworkmanlike labor or materials are being used in the Development Work, encroachment(s) to which there has been no consent, or violation(s) of Laws and Regulations affecting the condition of title to the Project, the Lender shall have the right to immediately order stoppage of the construction and demand that such conditions be corrected and discontinue funding the proceeds of the Loan until such matters are corrected to the Lender's reasonable satisfaction. After issuance of such an order in writing, no further work shall be done on that portion of the Development Work where there is defective or unworkmanlike labor or materials, which encroaches without consent, or which violates Laws and Regulations or matters affecting title to the Project, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, unless and until said condition has been fully corrected.

                  (F) Foreclose on any security for the Loan without waiving its rights to proceed against any other security or other entities or individuals directly or indirectly responsible for repayment of the Loan, or waive any and all security for the Loan as the Lender may in its discretion so determine, and pursue any such other remedy or remedies as the Lender may so determine to be in its best interest.

                  (G) If the Lender spends its funds in exercising or enforcing any of its rights or remedies under the Project Documents, the amount of funds spent shall be payable to the Lender upon demand, together with interest at the rate applicable to the principal balance of the Note, from the date such funds were spent until repaid. Such amounts shall be deemed secured by the Deed of Trust and other applicable Project Documents.

      Whether or not the Lender elects to employ any or all of the remedies available to it in connection with an Event of Default, the Lender shall not be liable for (i) the Borrower's or the Project Owner's construction of or failure to construct, complete or protect the Development Work, (ii) the payment of any expense incurred by the Lender for the construction or completion of the Development Work undertaken by the Borrower or the Project Owner, or (iii) the performance or non-performance of any other obligation of the Borrower.

      All remedies of the Lender provided for herein and in any other Loan Documents are cumulative and shall be in addition to all other rights and remedies provided by law or in equity.


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The exercise of any right or remedy by the Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan
Document or invalidate any act done pursuant to any notice of default, or prejudice the Lender in the exercise of any of its rights hereunder or under any other Loan Document. If the Lender exercises any of the rights or remedies provided in this Article VIII, that exercise shall not make the Lender, or cause the Lender to be deemed to be, a partner or joint venturer of the Borrower. No disbursement of Loan funds by the Lender shall cure any default of the Borrower, unless the Lender agrees otherwise in writing in each instance.

      Upon the occurrence of any Event of Default, all of the Borrower's obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, at the Lender's option, exercisable in its sole discretion. If such acceleration occurs, the Lender may apply the undisbursed Loan funds to the obligations of the Borrower under the Loan Documents, in any order and proportions that the Lender in its sole discretion may choose.

Section 8.3 Authorization to Apply Assets to Payment of Loan

      Each of the entities comprising the Borrower hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Borrower or any Affiliate of the Borrower then in the possession of the Lender, or standing to the credit of the Borrower or any Affiliate of the Borrower, to the payment of the Loan.


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ARTICLE IX MISCELLANEOUS

Section 9.1 Successors and Assigns; No Assignment by the Borrower

      The provisions of this Loan Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights or obligations under this Loan Agreement or any of the other Loan Documents without the prior written consent of the Lender.

Section 9.2 Notices

      All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:

            (1) personal delivery;

            (2) reputable overnight courier service;

            (3) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

            (4) registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to the terms of this Loan Agreement will be deemed received (i) if sent pursuant subsection (1), upon such personal delivery, (ii) if sent pursuant to subsection (2), on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection
(3), upon dispatch if such dispatch occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient's time zone) on a Business Day, and if such dispatch occurs other than during such hours, on the next Business Day following dispatch and
(iv) if sent pursuant to subsection (4), 3 days following deposit in the mail.

      The addresses for notices are as follows:

      To the Lender:              Residential Funding Corporation
                                  8400 Normandale Lake Boulevard, Suite 250
                                  Minneapolis, Minnesota 55437
                                  Attention: Managing Director
                                             Business Capital Group
                                             Residential Construction
                                  Telephone No.:  (952) 857-6921
                                  Telecopier No.: (952) 857-6960


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      With a copy to:             Residential Funding Corporation
                                  8400 Normandale Lake Boulevard, Suite 250
                                  Minneapolis, Minnesota 55437
                                  Attention: Chief Counsel
                                             Business Capital Group
                                  Telephone No.:  (952) 857-6911
                                  Telecopier No.: (952) 857-6949

      To the Borrower:            Bluegreen Corporation
                                  4960 Conference Way North, Suite 100
                                  Boca Raton, FL 33431
                                  Attention: John F. Chiste
                                  Telephone No.:  (561) 912-8010
                                  Telecopier No.: (561) 912-8123

      With courtesy copies to:    Bluegreen Corporation
                                  4960 Conference Way North, Suite 100
                                  Boca Raton, FL 33431
                                  Attention: Randi Tompkins
                                  Telephone No.:  (561) 912-8012
                                  Telecopier No.: (561) 912-8299

      The failure to provide courtesy copies will not affect or impair the Lender's rights and remedies against the Borrower. Such addresses may be changed by notice to the other parties given in the same manner as provided above.

      Notwithstanding the foregoing, all requests for disbursements of the Loan pursuant to Article II above will be deemed received only upon actual receipt, and such requests for disbursement must be given only to the Lender's primary addressee.

Section 9.3 Borrower's Representative

      The Borrower hereby designates the following natural persons as its representatives for purposes of (i) making all decisions with respect to the Loan, the Projects and the Loan Documents, (ii) delivering all notices, certificates, Draw Request Certifications, requests and other documents required by the terms of the Loan Documents or requested by the Borrower in connection with the Loan and (iii) taking all other actions requested by the Borrower in connection with the Loan, the Projects and the Loan Documents:

             John F. Chiste, Chief Financial Officer
             Bluegreen Corporation
             4960 Conference Way North, Suite 100
             Boca Raton, FL 33431
             Telephone No.:  (561) 912-8010
             Telecopier No.: (561) 912-8123


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

             Terry Jones, Vice President
             Bluegreen Corporation
             4960 Conference Way North, Suite 100
             Boca Raton, FL 33431
             Telephone No.:  (561) 912-8025
             Telecopier No.: (561) 912-8123

In taking action pursuant to the terms of this Loan Agreement and the other Loan Documents, the Lender shall be entitled to rely, without further investigation, upon any notice, certificate, Draw Request Certification, request or other document delivered in writing and executed or signed by such representative of the Borrower. In addition, the Lender may, at its option, refuse to take action in the event a notice, certificate, Draw Request Certification, request or other document is delivered to Lender which has not been executed or delivered by such representative of the Borrower and the Lender.

Section 9.4 Changes, Waivers, Discharge and Modifications in Writing

      No provision of this Loan Agreement or any of the other Loan Documents may be changed, waived, discharged or modified except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or modification is sought.

Section 9.5 No Waiver; Remedies Cumulative

      No disbursement of proceeds of the Loan will constitute a waiver of any conditions to the Lender's obligation to make further disbursements nor, in the event the Borrower is unable to satisfy any such conditions, will any such waiver have the effect of precluding the Lender from thereafter declaring such inability to constitute an event of default (however described) under this Loan Agreement or any other Loan Document. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under this Loan Agreement or any other Loan Document will impair such power, right or privilege or be construed to be a waiver of any event of default (however described) or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other right, power or privilege. Except as specifically provided herein, all rights and remedies existing under this Loan Agreement and the other Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.


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Section 9.6 Costs, Expenses and Taxes

      The Borrower agrees to pay the costs, and all expenses incurred by the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Loan Agreement, the other Loan Documents and any other documents to be delivered hereunder. The costs and expenses to be paid by the Borrower shall include, without limitation the following:

            (1) the reasonable fees and out-of-pocket expenses of counsel for the Lender, including in-house counsel to the Lender, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Loan Agreement and the other Loan Documents;

            (2) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Loan Agreement, the other Loan Documents and the other documents to be delivered hereunder;

            (3) the fees, costs and expenses of any Appraisers retained by the Lender;

            (4) the fees, costs and expenses of any Inspectors retained by the Lender; and

            (5) the costs associated with the issuance of the "date down" endorsements required by the terms of Section 3.3(c).

      The Borrower further agrees to pay all costs and expenses of the Lender (including, without limitation, reasonable counsel fees and expenses, court costs and all other litigation expenses, including, but not limited to, reasonable expert witness fees, document copying expenses, exhibit preparation, courier expenses, postage expenses and communication expenses) in connection with the enforcement of this Loan Agreement, the other Loan Documents and any other documents delivered hereunder, including, without limitation, costs and expenses incurred in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding, or any refinancing or restructuring in the nature of a "workout" of the Loan Documents and any other documents delivered by the Borrower related thereto.

      Payment from the Borrower of amounts due pursuant to this Section 9.6 will be due 10 days after it has received from the Lender written notice of the nature of the item for which payment is required and the amount due.

Section 9.7 Disclaimer by the Lender; No Joint Venture

      The Borrower acknowledges, understands and agrees as follows:

            (1) The relationship between the Borrower and the Lender is, and will at all times remain, solely that of borrower and lender, and the Lender neither undertakes nor assumes any responsibility for or duty to the Borrower or any Affiliate to select, review,


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

      inspect, supervise, pass judgment upon or inform the Borrower of the quality, adequacy or suitability of any matter or thing submitted to the Lender for its approval.

            (2) The Lender owes no duty of care to protect the Borrower or any Affiliate or any other Person against negligent, faulty, inadequate or defective building or construction.

            (3) The Borrower is not and will not be an agent of the Lender for any purpose. The Lender is not a joint venture partner with the Borrower in any manner whatsoever. Approvals granted by the Lender for any matters covered under this Loan Agreement are to be narrowly construed to cover only the parties and facts identified in any such approval.

Section 9.8 Indemnification

      In addition to the separate and independent Environmental Indemnity, the Borrower agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel and consultants and allocated costs of internal counsel (but not in duplication of outside third party legal fees) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or related to any of the following:

            (1) the Loan, this Loan Agreement or any other Loan Document;

            (2) any Project;

            (3) the use of funds advanced under the Loan Documents; or

            (4) the failure of the Borrower or any other party to the Loan Documents (other than the Lender) to comply fully with any and all laws applicable to it;

whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated and WHETHER OR NOT ONE OR MORE INDEMNIFIED PARTIES ARE SOLELY OR CONCURRENTLY NEGLIGENT, except (on an Indemnified Party by Indemnified Party basis) to the extent such claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, obligation, penalties, disbursements and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 9.8 will survive the termination of this Loan Agreement and the other Loan Documents and the payment in full of the Loan.


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

Section 9.9 Consultants

      The Borrower will pay any and all valid claims of any consultants, advisors, brokers or agents whom it has retained or with whom it has initiated contact with respect to the Loan who claims a right to any fees in connection with the Loan, and will indemnify, defend and hold the Lender harmless from such claims, whether or not they are valid.

Section 9.10 Governing Law

      This Loan Agreement and the Loan Documents are governed by and construed in accordance with the laws of the Commonwealth of Virginia, except as to the creation, perfection and enforcement of liens on and security interests in real property, for which matters the law of the State or Commonwealth where each such real property is located governs, and except as otherwise required by mandatory provisions of law.

Section 9.11 Titles and Headings

      The titles and headings of sections of this Loan Agreement are intended for convenience only and are not in any way to affect the meaning or construction of any provision of this Loan Agreement.

Section 9.12 Counterparts

      This Loan Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

Section 9.13 The Lender's Rights with Respect to Loan

      Notwithstanding any provision to the contrary contained in this Loan Agreement or any other Loan Document, the Lender may at any time sell, assign, grant or transfer to any Person all or a portion of its interest in or rights with respect to the Loan and in all or part of the obligations of the Borrower and any other obligated party under the Loan Documents. Lender agrees to use its best efforts to retain the servicing of the Loan.

Section 9.14 Confidentiality

      The Borrower and the Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Loan Agreement and the transactions contemplated hereunder to be made following the mutual execution and delivery of this Loan Agreement; provided that the Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and participants and to prospective assignees and participants. If either party fails to respond to the other party in writing with either an approval or a disapproval within 5 Business Days of a party's receipt of the other party's request for consent or approval as expressly contemplated pursuant to this Section 9.13, then such consent or approval will be deemed to have been given, provided that such 5 Business Day period will not commence to run unless and until the other party has received all information, materials, documents and other matters required to be submitted to it hereunder with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

Section 9.15 Time is of the Essence

      Time is of the essence of this Loan Agreement.

Section 9.16 No Third Parties Benefited

      This Loan Agreement is made and entered into for the sole protection and legal benefit of the Borrower and the Lender and their permitted successors and assigns, and no other Person will be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Loan Agreement or any of the other Loan Documents. The Lender will not have any obligation to any Person not a party to this Loan Agreement or the other Loan Documents.

Section 9.17 Severability

      The illegality or unenforceability of any provision of this Loan Agreement or any instrument or agreement required hereunder will not in any way affect or impair the legality or enforceability of the remaining provisions of this Loan Agreement or any instrument or agreement required hereunder.

Section 9.18 Jurisdiction

      Any legal action or proceeding with respect to this Loan Agreement or any of the other Loan Documents may be brought in the courts of the Commonwealth of Virginia or of the United States sitting in New Kent County, Virginia. By execution and delivery of this Loan Agreement, each of the Borrower and the Lender consents, for itself and in respect of its property, to the jurisdiction of those courts (other than a foreclosure proceeding, in which event any such action, suit or proceeding must be brought in the appropriate forum in the state in which the Property is located). Each of the Borrower and the Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect to this Loan Agreement or any document related hereto. The Borrower and the Lender each waives any personal service of any summons, complaint or other process, which may be made by any other means permitted by Virginia law. Nothing in this Section 9.18 will affect the right of the Lender to serve legal process in any other manner permitted by law or limit the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

Section 9.19 Waiver of Jury Trial

================================================================================
The Borrower and the Lender waive their respective rights to a trial by jury or any claim or cause of action based upon or arising out of or related to this Loan Agreement, the other Loan Documents or the transactions contemplated hereby or thereby in any action, proceeding or other litigation of any type brought by any party against any other party, whether with respect to contract claims, tort claims, or otherwise. The Borrower and the Lender agree that any such claim or cause of action will be tried by a court trial without a jury.

Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Loan Agreement or the other Loan Documents or any provision hereof or thereof.

This waiver will apply to any subsequent amendments, renewals, supplements or modifications to this Loan Agreement and the other Loan Documents.

The Borrower and the Lender hereby agree that this Loan Agreement constitutes a written consent to waiver of trial by jury pursuant to the provisions of all applicable laws and Borrower does hereby constitute and appoint Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest. Borrower does hereby authorize and empower Lender, in the name, place and stead of Borrower, to file this Loan Agreement with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.
================================================================================

Section 9.20 Interpretation

      This Loan Agreement and the other Loan Documents will not be construed against the Lender merely because of the Lender's involvement in the preparation of such documents and agreements.

Section 9.21 Destruction of Note

      In the event the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of the Lender, the Borrower will execute and deliver to the Lender in substitution therefor a duplicate promissory note containing the same terms and conditions as the Note, within 10 days after the Lender notifies the Borrower of any such mutilation, destruction, loss or theft of the Note. Upon the Borrower's delivery of such duplicate promissory note, the Borrower will be relieved of all obligations under the original Note and will thereafter be bound solely by the provisions of such duplicate promissory note.

Section 9.22 Entire Agreement

      This Loan Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower and the Lender and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Lender.

                     [signatures appear on following pages]

      IN WITNESS WHEREOF, the Lender and the Borrower have caused this Loan Agreement to be duly executed and delivered as of the date first above written.

                                        BORROWER:

                                        BLUEGREEN CORPORATION OF THE ROCKIES,
                                        a Delaware corporation

                                        By: /s/ John Chiste
                                           -------------------------------------
                                            John Chiste
                                            Treasurer


                                        BLUEGREEN GOLF CLUBS, INC.,
                                        a Delaware corporation

                                        By: /s/ John Chiste
                                           -------------------------------------
                                            John Chiste
                                            Treasurer


                                        BLUEGREEN PROPERTIES OF VIRGINIA, INC.,
                                        a Delaware corporation

                                        By: /s/ John Chiste
                                           -------------------------------------
                                            John Chiste
                                            Treasurer


                                        BLUEGREEN SOUTHWEST ONE, L.P.,
                                        a Delaware limited partnership

                                        By: Bluegreen Southwest Land, Inc.
                                            a Delaware corporation

                                               By: /s/ John Chiste
                                                  ------------------------------
                                                   John Chiste
                                                   Treasurer

                                        LENDER:

                                        RESIDENTIAL FUNDING CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Brian Clauson
                                           ------------------------------

                                        Printed Name:  Brian Clauson
                                                     --------------------
                                        Title: Director-Project Manager
                                              ---------------------------

                                   EXHIBIT A

             CONDITIONS TO OBLIGATION OF THE LENDER TO MAKE THE LOAN

      The obligation of the Lender to make the Loan is conditioned upon the Lender having received, in form and substance satisfactory to the Lender, each of the following:

            (2) Executed originals of this Loan Agreement, the Note, the Guaranty and the Environmental Indemnity.

            (3) A favorable opinion from counsel for the Borrower with respect to the following:

                  (A) Each entity comprising the Borrower is duly organized, validly existing and in good standing as such entity under the laws of the State of Delaware, is duly qualified to do business and in good standing in every jurisdiction where its business or properties require such qualification and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

                  (B) Each entity comprising the Borrower has the power and
            authority to execute and deliver, and perform its obligations under, the Loan Documents.

                  (C) The execution, delivery and performance by each entity comprising the Borrower of the Loan Agreement and the Note have been duly authorized by all necessary action and do not and will not (i) contravene the Certificate of Formation/Articles and Bylaws or charter documents of the Borrower; (ii) contravene any law, rule or regulation or, to such counsel's knowledge (after due investigation), any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting the Borrower;
            (iii) require any approval or consent of any member or any other Person other than approvals or consents which have been previously obtained and disclosed in writing to the Lender; (iv) to such counsel's knowledge (after due investigation), result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected; or (v) to such counsel's knowledge (after due investigation), result in, or require the creation or imposition of, any lien of any nature (other than the contemplated liens) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and, to such counsel's knowledge, the Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.


                                   Exhibit A-i

                  (D) The Loan Agreement and the Note have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of each entity comprising the Borrower enforceable in accordance with their respective terms.

                  (E) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each entity comprising the Borrower of the Loan Agreement or the Note or any other document executed pursuant thereto or in connection therewith.

                  (F) To such counsel's knowledge (after due investigation), there is no pending or threatened action, suit, proceeding or arbitration against or affecting each entity comprising the Borrower or any of its Affiliates before any court, governmental agency or arbitrator which, if adversely determined, would result in a Material Adverse Change.

                  (G) The remainder of the Loan Documents, when duly authorized, executed and delivered, will constitute the legal, valid and binding obligations of each entity comprising the Borrower enforceable in accordance with their respective terms.

                  (H) The amounts to be received by the Lender under the terms of the Loan Documents shall not constitute usurious or otherwise unlawful interest.

                  (I) The steps necessary to perfect the Lender's interest in the collateral required to be pledged pursuant to the terms of the Project Security Instruments.

                  (J) The choice of law provision(s) of the Loan Documents are enforceable.

                  (K) Such other opinions as the Lender reasonably request.

            (4) A favorable opinion from counsel for the Guarantor with respect to the following:

                  (A) The Guarantor is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts, is duly qualified to do business and in good standing in every jurisdiction where its business or properties require such qualification and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

                  (B) The Guarantor has the power and authority to execute and deliver, and perform its obligations under, the Guaranty.


                                  Exhibit A-ii

                  (C) The execution, delivery and performance by the Guarantor of the Guaranty has been duly authorized by all necessary action and does not and will not (i) contravene the Certificate of Formation or charter documents of the Guarantor; (ii) contravene any law, rule or regulation or, to such counsel's knowledge (after due investigation), any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting the Guarantor;
            (iii) require any approval or consent of any member or any other Person other than approvals or consents which have been previously obtained and disclosed in writing to the Lender; (iv) to such counsel's knowledge (after due investigation), result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound or affected; or (v) to such counsel's knowledge (after due investigation), result in, or require the creation or imposition of, any lien of any nature (other than the contemplated liens) upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; and, to such counsel's knowledge, the Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

                  (D) The Guaranty has been duly executed and delivered and
            constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms.

                  (E) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of the Guaranty or any other document executed pursuant thereto or in connection therewith.

                  (F) To such counsel's knowledge (after due investigation), there is no pending or threatened action, suit, proceeding or arbitration against or affecting the Guarantor or any of its Affiliates before any court, governmental agency or arbitrator which, if adversely determined, would result in a Material Adverse Change.

                  (G) The choice of law provision of the Guaranty is
            enforceable.

                  (H) Such other opinions as the Lender reasonably requests.

            (5) Certified copies of the Articles and Bylaws (and all amendments thereto) for the Guarantor and the corporate entities comprising the Borrower, certified copies of the charter documents for all other entities comprising the Borrower, and an original Certificate of Good Standing for the Guarantor and each of the entities comprising the Borrower.

            (6) For the corporate entities comprising the Borrower, copies of the resolutions adopted by each such entity authorizing the Borrower to obligate itself with


                                  Exhibit A-iii
      respect to the Loan and authorizing certain officers to execute and deliver this Loan Agreement and the other Loan Documents.

            (7) Copies of the resolutions adopted by the Guarantor authorizing the Guarantor to obligate itself with respect to the Loan and authorizing certain officers to execute and deliver the Guaranty.

            (8) For all non-corporate entities comprising the Borrower, copies of the resolutions adopted by the partners, general partner or manager (as applicable) authorizing such entity to obligate the Borrower with respect to the Loan and authorizing certain officers to execute and deliver this Loan Agreement and the other Loan Documents.

            (9) Payment of all costs and expenses incurred by the Lender, including, without limitation, the fees and costs of its legal counsel, in connection with the preparation, execution and delivery of this Loan Agreement, the Note, the Guaranty, the forms of the Project Documents and the Project Documents executed concurrently with this Loan Agreement.

            (10) Evidence satisfactory to the Lender that each entity comprising the Borrower and the Guarantor have approved the forms of the Project Documents approved by the Lender.


                                  Exhibit A-iv

                                   EXHIBIT B

                              PROJECT REQUIREMENTS

--------------------------------------------------------------------------------
GENERAL A proposed Project may utilize proceeds of the Loan for acquisition of the Land and Development Work for single family residential Lots and Golf Parcels in order to benefit and increase the value and marketability of the ABF Collateral.

                          A proposed Project may be one of several Projects
                          anticipated to be developed by the Borrower in a
                          single contiguous development.
--------------------------------------------------------------------------------
ENTITLEMENTS              All proposed Projects must be suitable for and
                          substantially entitled for the commencement of the
                          Development Work, as applicable, including the
                          relative on and off-site improvements. Unless
                          otherwise agreed to by the Lender, the Land must be
                          fully entitled, and the Borrower must be able to
                          commence development of the Project, as contemplated
                          by the Project Underwriting Documents, upon payment of
                          fees to the governing municipality and issuance of
                          permits.
--------------------------------------------------------------------------------
GEOGRAPHIC REGION         Projects must be located in the 48 contiguous states
                          of the United States.
--------------------------------------------------------------------------------
COMMENCEMENT              The construction of the Development Work for a Project
OF WORK                   must commence within 3 months of the date of the
                          applicable Project Commitment.
--------------------------------------------------------------------------------


                                   Exhibit B-i

                             SCHEDULE 1 to EXHIBIT B

                       REQUIRED TITLE POLICY ENDORSEMENTS

Projects in Texas are subject to the rules and regulations of the Texas Department of Insurance ("TDI"), and title policies shall be written on TDI form T-2, Mortgagee Policy of Title Insurance. Projects in states using American Land Title Association ("ALTA") forms shall be insured using ALTA loan form (10-17-92, or equivalent). The forms provided by First American Title Insurance Company ("FA") should be used as a form by any other title insurer asked to cover any Project in an ALTA state.

------------------------------------------------------------------------------------------------
Required Endorsements or Affirmative                ALTA                           TEXAS
              Coverage
------------------------------------------------------------------------------------------------
Comprehensive                             ALTA 9                            T-19
------------------------------------------------------------------------------------------------
Revolving Credit                          FA 28.3                           T-35
------------------------------------------------------------------------------------------------
Variable Rate                             ALTA 6.0                          T-33
------------------------------------------------------------------------------------------------
Truth in Lending                          ALTA 2                            N/A
------------------------------------------------------------------------------------------------
Environmental Lien                        ALTA 8.1                          N/A
------------------------------------------------------------------------------------------------
First Loss Payable                        FA 50                             T-14
------------------------------------------------------------------------------------------------
Last Dollar                               FA 51                             T-15
------------------------------------------------------------------------------------------------
Patent Endorsement                        (if applicable)                   N/A
------------------------------------------------------------------------------------------------
Water Endorsement (water rights/(1)       (if applicable)                   N/A
future improvements or (2) surface
damage)
------------------------------------------------------------------------------------------------
Arbitration Deletion                      delete item in Conditions         Arbitration Deletion
                                          and Stipulations of policy
------------------------------------------------------------------------------------------------
Mortgagee Policy Aggregation (Tie-in)     FA 49.2                           T-16
------------------------------------------------------------------------------------------------
Creditors' Rights                         FA 45                             N/A
------------------------------------------------------------------------------------------------
Usury                                     state specific                    N/A
                                          FA 57 for VA, NC
                                          FA 126 for CO
------------------------------------------------------------------------------------------------
Gap                                       (exception removed)               Automatic
------------------------------------------------------------------------------------------------
Zoning                                    ALTA 3.0                          N/A
------------------------------------------------------------------------------------------------


                                  Exhibit B-ii

                                   EXHIBIT C

                         PROJECT UNDERWRITING DOCUMENTS

A.    GENERAL PROJECT INFORMATION:

      1.    Summary description of the proposed Project.

      2.    Purchase contract for the property.

      3. Cash flow analysis, which will include the proposed Budget (including breakdown between Land acquisition costs and costs of Development Work and a Schedule A containing the projected Lot sales prices) for the proposed project.

      4. Market report supporting absorption rates and information on product.

      5. Appraisal report setting forth a value for the proposed Project acceptable to the Lender, if requested by the Lender.

      6.    The plat relating to such project.

      7. Preliminary title report, including copies of all documents relating to exceptions.

B.    CONSTRUCTION INFORMATION AND DOCUMENTS:

      1.    Site plan.

      2.    Evidence of site plan approval and proper zoning.

      3.    Plans and Specifications, if required by the Lender.

      4.    ALTA survey, if required by the Lender.

      5.    Phase I environmental report.

      6.    Soils report.

      7.    Letters regarding utility availability.

      8. Evidence of the Borrower's ability to satisfy the conditions of the site plan approval.

      9. Evidence that the vertical improvements of the proposed Project are not and will not be within the 100 year flood plain.

C.    PROJECT LEGAL DOCUMENTS

      1.    Proposed or recorded CC&R's.

      2. If a condominium, or otherwise applicable, a copy of the homeowner's association articles of incorporation, by-laws and budget.


                                   Exhibit C-i

                                   EXHIBIT D

                           FORM OF PROJECT COMMITMENT

                               PROJECT COMMITMENT

[Commitment Date]

Bluegreen Corporation
4960 Conference Way North
Suite 100
Boca Raton, FL 33431
Attention:  John Chiste
            Chief Financial Officer

      RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("RFC") is pleased to confirm that the Lender agrees to advance, in accordance with and pursuant to the Loan Agreement referenced below, proceeds of the loan made to (the "Borrower") with respect to the Project specified below, substantially upon the terms outlined below. Capitalized terms used herein shall have the meanings assigned those terms in the Loan Agreement dated as of September __, 2002 between the Borrower and RFC.

--------------------------------------------------------------------------------
GENERAL
--------------------------------------------------------------------------------
PROJECT                       Project Name
--------------------------------------------------------------------------------
PROJECT MATURITY DATE         The first to occur of (i) September __, 2006 (as
                              such date may be extended in writing by Lender and
                              The Borrower from time to time), or (ii) the date
                              on which the Loan is required to be repaid
                              pursuant to Section 8.2 of the Loan Agreement.
--------------------------------------------------------------------------------


                                   Exhibit D-i

--------------------------------------------------------------------------------
PROJECT INFORMATION
--------------------------------------------------------------------------------
DESCRIPTION OF PROJECT        ACQUISITION OF LAND: Acquisition of land for a
                              _____ lot residential subdivision located in _____
                              County in the State of _____.
                              --------------------------------------------------
                              DEVELOPMENT WORK: The work of development to be
                              performed on or with respect to the Land
                              (including, without limitation, the installation
                              of utilities, roads and all related on-site and
                              off-site improvements) as set out in the Project
                              Commitment, (i) in connection with the development
                              of the Land into Finished Lots upon which
                              construction of Homes may commence, all of which
                              work and construction will be completed by or on
                              behalf of the Borrower in accordance with the
                              Plans and Specifications, but will not include the
                              Homes, and/or (ii) the construction of amenities
                              (including, without limitation, club houses and
                              equipment structures) on Golf Parcels.
                              --------------------------------------------------
                              PROJECT TYPE: [primary residential, recreational,
                              mixed use single family]
--------------------------------------------------------------------------------
BUDGET                        The Budget is attached hereto as Schedule 1.
--------------------------------------------------------------------------------
PLANS AND SPECIFICATIONS      The final set of architectural, structural,
                              mechanical, electrical, grading, sewer, water,
                              street and utility plans and specifications for
                              the Development Work to be included within such
                              Project, including all supplements, amendments and
                              modifications thereto signed and affixed with the
                              architect's registration stamp or seal, all in
                              form and substance reasonably satisfactory to the
                              Lender and the Inspector.
--------------------------------------------------------------------------------
INSPECTOR                     [name]
--------------------------------------------------------------------------------


                                  Exhibit D-ii

--------------------------------------------------------------------------------
PROJECT DOCUMENTS
--------------------------------------------------------------------------------
PROJECT DOCUMENTS             Project Commitment
                              Deed of Trust
                              Environmental Indemnity
                              UCC Financing Statements
                              Assignment of Construction Items
                              Title Commitment and Title Policy, if issued
                              M.U.D. Bond Financing Agreement (if applicable)
--------------------------------------------------------------------------------
OTHER REQUIRED DOCUMENTS      Prior to closing this transaction, The Borrower
                              shall deliver to Lender the following:

                              All items listed in Exhibit C to the Loan
                              Agreement: Project Underwriting Documents
--------------------------------------------------------------------------------

      This Project Commitment is conditioned upon the absence of (i) any material adverse change in the financial condition, operations or prospects of the Borrower since the date of the most recent financial statements delivered to Lender, (ii) any material action, suit or proceeding (including, without limitation, any inquiry or investigation) pending or threatened with respect to The Borrower that could have a material adverse affect on The Borrower and (iii) the occurrence of any Event of Default or Potential Default (as those terms are defined in the Loan Agreement) prior to the execution and delivery of the Project Documents.

      The Project Documents shall be prepared by counsel to the Lender and shall be satisfactory to the Lender. The Borrower shall be obligated to pay all costs and expenses incurred to satisfy all conditions precedent, whether or not any funds of the Loan are advanced with respect to the Project. The Lender shall not be responsible or liable for consequential damages which may be alleged as a result of the issuance of this Project Commitment. The provisions of this paragraph shall survive any termination of this Project Commitment.

      This Project Commitment shall terminate unless (a) this Project Commitment is accepted by you on or before ____________, 200__, and (b) definitive Project Documents, satisfactory in form and substance to the Lender, have been entered into on or before _____________, 200__, or such later date as is mutually agreeable to the Lender and the Borrower.


                                  Exhibit D-iii

                                         Sincerely,

                                         RESIDENTIAL FUNDING CORPORATION
                                         a Delaware corporation

                                         By: ___________________________________

                                         Printed Name: _________________________

                                         Title: ________________________________


                                         TERMS ACCEPTED:

                                         BLUEGREEN CORPORATION

                                         By: ___________________________________

                                         Printed Name: _________________________

                                         Title: ________________________________


                                  Exhibit D-iv

                        SCHEDULE 1 TO PROJECT COMMITMENT

                                     BUDGET


                                   Exhibit D-v

SCHEDULE 1 to PROJECT COMMITMENT

                                     BUDGET

                                [to be attached]


                                  Exhibit D-vi

                              SCHEDULE A TO BUDGET

                                [to be attached]


                                  Exhibit D-vii

                                   EXHIBIT E

                       FORM OF DRAW REQUEST CERTIFICATION

                           DRAW REQUEST CERTIFICATION

================================================================================

DRAW REQUEST NUMBER _____

Date:

LENDER:           RESIDENTIAL FUNDING CORPORATION, a Delaware corporation

BORROWER:         BLUEGREEN CORPORATION OF THE ROCKIES, a Delaware corporation,
                  BLUEGREEN GOLF CLUBS, INC., a Delaware corporation, BLUEGREEN
                  PROPERTIES OF VIRGINIA, INC., a Delaware corporation, and
                  BLUEGREEN SOUTHWEST ONE, L.P., a Delaware limited partnership

================================================================================

      Reference is made to that certain Loan Agreement dated as of [_____________] between Lender and Borrower (as amended or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition have the meanings set forth in the Loan Agreement, unless the context requires otherwise.

      Borrower requests that Lender disburse to Borrower proceeds of the Loan to Borrower in the amount of $____________.

      In connection with the requested disbursement, Borrower represents, warrants and certifies to Lender as follows:

            (11) No Event of Default or Potential Default presently exists under the Loan Agreement or any other Loan Document.

            (12) All of the representations and warranties of Borrower under the Loan Agreement and the other Loan Documents are hereby remade and restated.

            (13) With respect to the Loan:

                  (A) the Borrower has satisfied all conditions precedent to the funding of the proceeds of the Loan as set forth in the Loan Documents;

                  (B) the Loan Documents are in full force and effect;


                                   Exhibit E-i

                  (C) the Loan is secured by a first priority lien on the ABF
            Collateral and the other collateral described in the Loan Documents;

                  (D) all contractors, subcontractors, vendors, materialmen and other Persons entitled to payment with respect to the ABF Collateral have been paid or will be paid, subject to retainage, with the proceeds of the requested disbursement.

            (14) All insurance required to be maintained by Borrower remains in full force in effect, of the types, in the amounts and issued by insurers as previously approved by Lender.

            (15) All of the information contained in the most recent Budget, Borrower's Certification, Inventory Report (GL592) and Inventory Project Cost Report (IN230) delivered to Lender is true, complete and accurate, and such items do not contain any untrue statement of a material fact, or omit any material fact required to be stated therein or necessary to make the statement made therein, in light of circumstances under which they are made, not misleading.

                                         BORROWER:

                                         BLUEGREEN CORPORATION OF THE ROCKIES,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Printed Name: _________________________
                                         Title: ________________________________


                                         BLUEGREEN GOLF CLUBS, INC.,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Printed Name: _________________________
                                         Title: ________________________________


                                         BLUEGREEN PROPERTIES OF VIRGINIA, INC.,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Printed Name: _________________________
                                         Title: ________________________________


                                  Exhibit E-ii

                                         BLUEGREEN SOUTHWEST ONE, L.P.,
                                         a Delaware limited partnership

                                         By:  Bluegreen Southwest Land, Inc.
                                              a Delaware corporation

                                              By: ______________________________
                                              Printed Name: ____________________
                                              Title: ___________________________


                                  Exhibit E-iii

                             SCHEDULE 1 to EXHIBIT E

                        SAMPLE OF BORROWER'S CERTIFICATE

                                [to be attached]


                                  Exhibit E-iv

                                   EXHIBIT F

             FORM OF INVENTORY PROJECT COST DETAIL REPORT (IN230DTL)

                                [to be attached]


                                   Exhibit F-i

                                   EXHIBIT G

                  FORM OF INVENTORY PROJECT COST REPORT (IN230)

                                [to be attached]


                                   Exhibit G-i

                                   EXHIBIT H

                        FORM OF INVENTORY REPORT (GL592)

                                [to be attached]


                                      H-i